UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement

Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

OptimumBank Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

PROXY STATEMENT

2021 ANNUAL MEETING OF SHAREHOLDERS

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

Whether or not you expect to attend in person, we urge you to vote your shares via the Internet, or by signing, dating, and returning the enclosed proxy card at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your stock at the meeting if you want to do so, as your vote by proxy is revocable at your option.

Voting by the Internet is fast and convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet, you help us reduce postage and proxy tabulation costs.

Or, if you prefer, you can return the enclosed Proxy Card in the envelope provided.

PLEASE DO NOT RETURN THE ENCLOSED PROXY CARD IF YOU ARE VOTING OVER THE INTERNET.

VOTE BY INTERNET:

http://www.cstproxyvote.com

24 hours a day / 7 days a week

INSTRUCTIONS:

Read the accompanying Proxy Statement.

Go to the following website:

http://www.optimumbank.com/stockholder-information/

Have your Proxy Card in hand and follow the instructions.

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April 27, 2021

Dear Shareholder:

2020 was a unique year in the history of the world and was dominated by the COVID-19 global pandemic. The effects and reach of the pandemic were far and wide, and no sector of the world was unaffected. As we are hopefully turning the corner on the pandemic, it is important to take stock and recognize how the Company was able to not only weather the storm, but to improve despite all the challenges.

Specifically, during 2020, the Company’s total assets grew by more than $108.3 million, to $245.1 million at December 31, 2020. This included tremendous growth in OptimumBank’s loan portfolio. Although approximately 60% of these loans were on forbearance during 2020 due to the economic effects of COVID-19, at the present time almost all of these loans are currently paying as scheduled, with no modifications. We are also proud to report that the Company was able to assist many of its customers, as well as attract many new borrowers in the local community, by participating in the Paycheck Protection Program (“PPP”). In 2020, the Company originated more than $19 million in PPP loans. In 2021, the Company is continuing these efforts and has originated an additional $15 million in PPP loans.

Due to COVID-19 safety concerns, last year’s annual meeting of shareholders was held virtually. I am excited to once again invite each of you to attend the 2021 annual meeting of shareholders of OptimumBank Holdings, Inc., which will be held at the executive offices of OptimumBank, 2929 East Commercial Boulevard, Fort Lauderdale, Florida 33308, on Tuesday, May 25, 2021, at 10:00 a.m.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Also enclosed is a copy of our Annual Report on Form 10-K for 2020, which contains important information about our company.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.

If you need directions to the annual meeting, please call our offices at (954) 900-2805.

On behalf of the Board of Directors, I would like to express our appreciation for your continued support for our company.

Sincerely,

Moishe Gubin
Chairman

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OPTIMUMBANK HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on May 25, 2021

To the Shareholders:

The annual meeting of the shareholders of OptimumBank Holdings, Inc. will be held at the executive offices of OptimumBank, 2929 East Commercial Boulevard, Fort Lauderdale, Florida 33308, on Tuesday, May 25, 2021, at 10:00 a.m. for the following purposes:

1.	To elect seven (7) directors;

2.	To approve the issuance of up to 700,000 shares of common stock in exchange for Trust Preferred Securities issued by OptimumBank Capital Trust I;

3.	To approve the participation of certain directors in the exchange offer for the Trust Preferred Securities described in Proposal 2;

4.	To ratify the selection of Hacker, Johnson & Smith, P.A. as the Company’s independent auditor for fiscal year 2020; and

5.	To transact such other business as may properly come before the Annual Meeting.

Only shareholders of record at the close of business on April 5, 2021, are entitled to notice of, and to vote at, this meeting.

By order of the Board of Directors

Moishe Gubin

Chairman

Fort Lauderdale, Florida

April 27, 2021

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IMPORTANT

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, or by signing, dating, and returning the enclosed proxy card will save our company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 25, 2021. Our Proxy Statement and Annual Report on Form 10-K for 2020 are available at http://www.optimumbank.com/stockholder-information/

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OPTIMUMBANK HOLDINGS, INC.

2929 East Commercial Boulevard

Fort Lauderdale, Florida 33308

PROXY STATEMENT

2021 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 25, 2021

This Proxy Statement will be first mailed to shareholders on or about April 27, 2021. It is furnished in connection with the solicitation of proxies by the Board of Directors of OptimumBank Holdings, Inc. (the “Company”) to be voted at the annual meeting of the shareholders of the Company, which will be held at 10:00 a.m. on Tuesday, May 25, 2021, at the executive offices of OptimumBank (the “Bank”), 2929 East Commercial Boulevard, Fort Lauderdale, Florida 33308, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to the Secretary of the Company at or prior to the annual meeting or by executing and delivering another proxy dated as of a later date. The Company will pay the cost of solicitation of proxies.

Shareholders of record at the close of business on April 5, 2021 will be entitled to vote at the meeting on the basis of one vote for each share held. On the record date, there were 3,214,497 outstanding shares of common stock held of record by 56 shareholders. There were approximately 1,141 shareholders who hold the shares through in “street name.”

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

When and where will the annual meeting take place?

The annual meeting will be held on May 25, 2021 at 10:00 a.m. (local time), at the executive offices of the Bank, 2929 East Commercial Boulevard, Fort Lauderdale, Florida 33308.

Why did I receive this proxy statement?

You received this proxy statement because you held shares of the Company’s common stock on April 5, 2021 (the “Record Date”) and are entitled to vote at the annual meeting. The Board of Directors is soliciting your proxy to vote at the meeting.

What am I voting on?

You are being asked to vote on four items:

1.	The election of seven (7) Directors (see page 10);

2.	The approval of the issuance of up to 700,000 shares of common stock in exchange for Trust Preferred Securities issued by OptimumBank Capital Trust I (see page 14);

3.	The approval of the participation of certain directors in the exchange offer for the Trust Preferred Securities described in Proposal 2 (see page 18); and

4.	The ratification of the appointment of Hacker, Johnson & Smith, P.A. as the Company’s independent registered public accounting firm for the 2021 fiscal year (see page 20).

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How do I vote?

Shareholders of Record

If you are a shareholder of record, there are three ways to vote:

● By internet at http://www.cstproxyvote.com;

● If you request printed copies of the proxy materials, you may vote by proxy by completing and returning your proxy card in the postage-paid envelope provided by the Company; or

● By voting in person at the meeting.

Street Name Holders

Shares which are held in a brokerage account in the name of the broker are said to be held in “street name.”

If your shares are held in street name, you should follow the voting instructions provided by your broker. If you requested printed copies of the proxy materials, you may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via Internet. Check your notice from your broker for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

Regardless of how your shares are registered, if you request printed copies of the proxy materials, complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.

What is the deadline for voting via Internet?

Internet voting is available through 11:59 p.m. (Eastern Daylight Time) on Monday, May 24, 2021 (the day before the annual meeting).

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that you vote in the following manner:

1.       FOR each of the persons nominated by the Board of Directors to serve as Directors;

2.       FOR the approval of the issuance of up to 700,000 shares of common stock in exchange for Trust Preferred Securities issued by OptimumBank Capital Trust I;

3.       FOR the approval of the participation of certain directors in the exchange offer for the Trust Preferred Securities described in Proposal 2; and

4.       FOR the ratification of the appointment of Hacker, Johnson & Smith, P.A. as the Company’s independent registered public accounting firm for the 2021 fiscal year.

Unless you give contrary instructions in your proxy, the persons named as proxies will vote your shares in accordance with the recommendations of the Board of Directors.

Will any other matters be voted on?

We do not know of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your proxy would authorize Moishe Gubin and Joel Klein of the Company to vote on such matters in their discretion.

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Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the annual meeting, or any postponement or adjournment of the meeting.

How many votes do I have?

You will have one vote for each share of the Company’s common stock that you owned on the Record Date.

How many votes can be cast by all shareholders?

The Company had 3,214,497 outstanding shares of common stock on the Record Date. Each of these shares is entitled to one vote. There is no cumulative voting.

How many votes must be present to hold the meeting?

The holders of a majority of the Company’s common stock outstanding on the Record Date must be present at the meeting in person or by proxy in order to fulfill the quorum requirement necessary to hold the meeting. This means at least 1,607,249 shares must be present in person or by proxy.

If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will also be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

What vote is required to approve each proposal?

For the election of Directors (Proposal No. 1), the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. A proxy that has properly withheld authority with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

For the approval of the issuance of up to 700,000 shares of common stock in exchange for Trust Preferred Securities issued by OptimumBank Capital Trust I (Proposal No. 2), the affirmative vote of the majority of the votes cast for this proposal will be required for approval. As such, abstentions and broker non-votes will not affect the outcome of the vote, but will be counted for determining the existence of a quorum.

For the approval of the participation of certain directors in the exchange offer for the Trust Preferred Securities (Proposal No. 3), the affirmative vote of the majority of the votes cast for this proposal will be required for approval. As such, abstentions and broker non-votes will not affect the outcome of the vote, but will be counted for determining the existence of a quorum.

For the ratification of the appointment of Hacker, Johnson & Smith, P.A. (Proposal No. 4), the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to this proposal will be counted for the purposes of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote.

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Can I change my vote?

Yes. If you are a shareholder of record, you may change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can submit new proxy instructions either on a new proxy card or via the Internet. Third, you can attend the meeting, and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Who can attend the annual meeting?

Any person who was a shareholder of the Company on April 5, 2021 may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of the Company’s stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

What happens if I sign and return the proxy card but do not indicate how to vote on an issue?

If you return a proxy card without indicating your vote, your shares will be voted as follows:

●	FOR each of the nominees for Director named in this proxy statement;

●	FOR the approval of the issuance of up to 700,000 shares of common stock in exchange for Trust Preferred Securities issued by OptimumBank Capital Trust I;

●	FOR the approval of the participation of certain directors in the exchange offer for the Trust Preferred Securities described in Proposal 2; and

●	FOR ratification of the appointment of Hacker, Johnson & Smith, P.A. as the independent registered public accounting firm for the Company for the 2021 fiscal year.

Who can help answer my questions?

If you are a shareholder, and would like additional copies, without charge, of this proxy statement or if you have questions about the annual meeting, including the procedures for voting your shares, you should contact:

Mary Franco, Operations Assistant - (954) 900-2805

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors currently has 7 members, and directors are elected annually to one-year terms. Six of our current directors have been nominated for election by the Board to hold office until the 2022 annual meeting and the election of their successors. Jeffry Wagner is currently serving as a director but will not stand for re-election at the 2021 annual meeting.

All of the nominees currently serve on our Board. Each of the nominees, other than Michael Blisko, has previously been elected by the shareholders.

The accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. The election of the Company’s Directors requires a plurality of the votes cast in person or by proxy at the meeting. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, the proxy will be voted for the election of another nominee to be designated by the Board of Directors.

Moishe Gubin, age 44, has served as a Director of the Company and OptimumBank since March 2010. Mr. Gubin is Chief Executive Officer of Strawberry Fields REIT, LLC, an owner of a portfolio of healthcare properties. From 2004 to 2014, Mr. Gubin was the Chief Financial Officer and manager of Infinity Healthcare Management, LLC, a company engaged in managing skilled nursing facilities and other health care facilities. Mr. Gubin graduated from Touro Liberal Arts and Science College, in New York, New York, with a BS in Accounting and Information Systems and a Minor in Jewish Studies. Mr. Gubin is the founder of the Midwest Torah Center Inc., a non-profit spiritual outreach center (www.midwesttorah.org). He also attended Yeshiva Bais Israel where he received a BA in Talmudic Literature. Mr. Gubin has been a licensed Certified Public Accountant in the State of New York since 2010.

Joel Klein, age 73, became a Director of the Company and OptimumBank in February 2012. Since February 2020, Mr. Klein has also been serving as the Company’s interim Chief Financial Officer, until the Company designates his replacement. Mr. Klein worked in accounting and finance for more than 41 years, including six years as a CPA in public accounting. From 1989 to 1990, he was the Chief Financial Officer of Choice Drug Systems, Inc., a medical supply company primarily to skilled nursing facilities. From 1991 to 1994, he was a Vice-President of Equilease Corporation, an equipment leasing company. He then served as a Vice President of The Stamford Capital Group, Inc., an independent corporate advisory company, from 1994 to 2005, providing high quality advisory services to medium market clients, particularly mergers and acquisitions, divestitures, management buy outs and other strategic financial advisory services. From 2006 to 2010, he was the Chief Financial Officer of Taxi Affiliation Services, LLC, a taxi company located in Chicago, Illinois. Mr. Klein has been a private investor since 2010. Mr. Klein received a Bachelor of Science degree in Accounting from Brooklyn College in 1969. He has been licensed as a CPA in the State of New York since 1972.

Martin Z. Schmidt, age 73, became a Director of the Company and OptimumBank in August 2015. Mr. Schmidt has been in the financial and estate planning, securities and insurance industries since 1975. Since 2013, he has been an independent financial consultant with National Holdings Corp/Gilman Ciocia. In 2007, he served in a marketing capacity and liaison to the national senior accounting firms for Twenty-First Securities, Inc., introducing market based solutions for tax and corporate based problems within their institutional client base. From 1993 to 2000, he served as a Vice President and Branch Manager for multiple branches of Advest, Inc., a major regional securities and investment management firm. Mr. Schmidt served with the 423rd Military Police, U.S. Army Reserve, for five years, completed 3 years of coursework towards an MBA in Management Science and Statistics at the Lubin Graduate School of Business Administration in 1973, and graduated Brooklyn College with a B.A. in Economics in 1969.

Avi M. Zwelling, age 48, became a Director of the Company and OptimumBank in December 2017. Mr. Zwelling is the managing partner of Zwelling Law, PLLC, which has offices in Boca Raton, Florida and Chicago, Illinois. The firm handles commercial litigation, insurance defense, banking, and real estate matters. Mr. Zwelling graduated from Columbia University in New York, New York, with a B.A. in Comparative Religion, and earned a law degree from the Benjamin N. Cardozo School of Law, also in New York, New York. Mr. Zwelling has been providing legal services to the Company since 2012.

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Thomas Procelli, age 67, has served as a Director of the Company since July 25, 2017 and OptimumBank since October 2012. Mr. Procelli is Director of Operations for Better Living Solutions, a Tallahassee counseling and wellness outpatient center specializing in eating disorder treatment and offers financial institution and business support services through his firm TAP Independent Consulting. Mr. Procelli served as an Executive Vice President since the founding of OptimumBank in October 2000 through September 2015 in the positions of Chief Technology Officer and Chief Operating Officer. Mr. Procelli has been in banking for over 40 years having a diverse background in operations, information systems, compliance and audit. Outside of banking, he has worked in public accounting at the firm of Coopers and Lybrand and in mortgage origination software product development at Fiserv. He received his MBA in Finance in 1979 and his BBA degree in Accounting in 1976 from Hofstra University located in Hempstead, New York.

Chan Heng Fai Ambrose, age 76, has served as a Director since June 2018. Mr. Chan is an expert in banking and finance, with years of experience in these industries. He has also restructured 35 companies in various industries and countries in the past 40 years. Mr. Chan serves as the CEO of Singapore eDevelopment Limited (“Singapore eDevelopment”), a limited company listed on the Catalist of the Singapore Exchange Securities Trading Limited. Singapore eDevelopment is a diversified holding company. He was appointed as a director of Singapore eDevelopment in March 2014. He is also Non-Executive Director of ASX-listed bio-technology company Holista Colltech Limited, a position he has held since July of 2013. From September of 1992 until July of 2015, Mr. Chan also served as Managing Chairman of HKSE-listed Heng Fai Enterprises Limited, a holding company now known as ZH International Holdings Limited. He also served as director of Global Medical REIT Inc. (NYSE: GMRE) from December of 2013 until July of 2015 and as director of American Housing REIT Inc. from October of 2013 to July of 2015.

Michael Blisko, age 44, has been nominated to serve as a director. Mr. Blisko is the Chief Executive Officer for Infinity Healthcare Management, LLC, a company engaged in managing skilled nursing facilities and other health care facilities. Mr. Blisko is currently a manager of Strawberry Fields REIT, LLC, an owner of a portfolio of healthcare properties. Mr. Blisko is a principal for a myriad of ancillary companies including United Rx, a long term pharmacy, Heritage Home Health and Hospice, Xcel Med, Bella Monte Recovery, and Core Centers Recovery. Currently, Mr. Blisko serves on the Board of Directors for the Indiana Healthcare Association and is on the committee for Post-Acute Care for the American Healthcare Association. Previously, Mr. Blisko was the Chairman of the Regulatory Committee with the Illinois Council for Long Term Care from 2014 to 2016, and was also on the Board of Directors for the Illinois Council of Long Term Care. Mr. Blisko is a Licensed Nursing Home Administrator with a Master’s Degree in Healthcare Administration from Hofstra University and a BA in Talmudic Law from Bais Yisroel, Jerusalem. -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES.

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CORPORATE GOVERNANCE

Director Independence

The Board of Directors analyzed the independence of each director and determined that Chan Heng Fai Ambrose, Moishe Gubin, Thomas Procelli, Martin Schmidt, Avi Zwelling and Jeffry Wagner each met the standards of independence under the listing standards of The NASDAQ Stock Market (“NASDAQ”). The Board has also determined that Michael Blisko, a nominee for director, would be independent.

The Board of Directors Meetings and Committees

The Company’s Board of Directors met 12 times during 2020. The independent directors met once in executive session without management during 2020. Each of the current members of the Board of Directors attended at least 75% of the meetings of the Board and committees on which he served held while he has been a Director. The Company’s Board of Directors has established several standing committees, including the following:

Compensation Committee

The Compensation Committee currently consists of Moishe Gubin (Chairman), Thomas Procelli, and Avi Zwelling. Messrs. Gubin, Zwelling, and Procelli are independent under the NASDAQ listing standards. The Compensation Committee reviews and recommends to the Board of Directors the compensation arrangements for executive management and non-employee directors. The Compensation Committee met three times during 2020 and operates under a written charter. A copy of the current Compensation Committee Charter can be viewed on the Company’s website at www.optimumbank.com/information-center/corporate-governance.

In 2020, no executive officer had a role in determining or recommending the amount or form of outside director compensation. The Compensation Committee does not delegate its authority to any other persons. The Compensation Committee does not use consultants to determine or recommend the amount or form of compensation arrangements.

Nominating Committee

The Nominating Committee currently consists of Mr. Gubin (Chairman), Mr. Procelli, and Mr. Zwelling. The committee evaluates new candidates and current directors and recommends candidates to the Board to fill vacancies occurring between annual shareholder meetings. A copy of the charter for the Nominating Committee can be viewed on the Company’s website at www.optimumbank.com/information-center/corporate-governance.

All of the director nominees of the Company set forth in the Proposal entitled “Election of Directors” were recommended by a majority of the independent directors of the Company. The Nominating Committee held one meeting during 2020.

The Nominating Committee will initially consider nominating the Company’s existing directors for re-election to the Board as appropriate or other director nominees proposed, as appropriate, by the directors, and in doing so considers each director’s independence, if required, share ownership, skills, performance and attendance at a minimum of 75% of the Board and respective committee meetings. In evaluating any candidates for potential director nomination, the Nominating Committee will consider candidates that are independent, if required, who possess personal and professional integrity, have good business judgment, relevant experience and skills, including banking, financial, real estate and/or legal expertise, who would be effective as a director in conjunction with the full Board, who would commit to attend Board and committee meetings, and whose interests are aligned with the long-term interests of the Company’s shareholders.

The Nominating Committee will consider director candidates recommended by shareholders, provided the recommendation is in writing and delivered to the Corporate Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 120th day prior to the first anniversary of the date on which the Company first mailed its proxy materials to shareholders for the preceding year’s annual meeting of shareholders. For the 2022 annual meeting, recommendations must be received by December 28, 2021. The nomination and notification must contain the nominee’s name, address, principal occupation, total number of shares owned, consent to serve as a director, and all information relating to the nominee and the nominating shareholder as would be required to be disclosed in solicitation of proxies for the election of such nominee as a director pursuant to the SEC’s proxy rules.

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Audit Committee

The Audit Committee of the Board of Directors is responsible for the oversight of the Company’s financial and accounting reporting processes and the audits of the Company’s financial statements. The Audit Committee is currently composed of three non-employee directors consisting of Jeffry Wagner (Chairman), Thomas Procelli and Martin Schmidt. The Audit Committee operates under a written charter adopted and approved by the Board of Directors. A copy of the current Audit Committee Charter can be viewed on the Company’s website at www.optimumbank.com/information-center/corporate-governance.

The Board determined that all of the members of the Audit Committee were financially literate and independent in accordance with the NASDAQ listing standards applicable to audit committee members. The Board has determined that Jeffry Wagner is an “audit committee financial expert” as defined by SEC rules. The Audit Committee met 5 times during 2020. A Report from the Audit Committee is included on page 20.

Attendance by Directors at Annual Shareholders’ Meetings

The Company expects its directors to attend the annual meeting. All of the current directors attended the 2020 annual meeting (held in August 2020).

Shareholder Communications with the Board of Directors

The Board of Directors has adopted a formal process by which shareholders may communicate with the Board. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to: Board of Directors, OptimumBank Holdings, Inc., at 2929 East Commercial Boulevard, Fort Lauderdale, Florida 33308, Attention: Mary Franco. All communications will be compiled by the Corporate Secretary and submitted to the members of the Board. Concerns about accounting or auditing matters or possible violations of the Company’s Code of Ethics should be reported under the procedures outlined in the Company’s Whistleblower Policy. Our Whistleblower Policy is available on the Company’s website at www.optimumbank.com/information-center/corporate-governance.

Hedging Policy

The Company has not adopted a policy concerning hedging of the Company’s shares, although it plans to do so following the annual meeting. Accordingly, executive officers and directors of the Company are currently permitted to engage in hedging shares of the Company’s common stock, including, but not limited to, engaging in short sales or trading in puts, calls, covered calls or other derivative products.

Board Leadership Structure and Role in Risk Oversight

The Company’s policy is to separate the roles of Chairman and Chief Executive Officer of the Company. At the present time, Moishe Gubin serves as the Chairman of the Board.

The Board believes that risk management is an important component of the Company’s corporate strategy. While we assess specific risks at the Company’s committee levels, the Board, as a whole, oversees the Company’s risk management process, and discusses and reviews with management major policies with respect to risk assessment and risk management. The Board is regularly informed through committee reports about the Company’s risks. The Audit Committee reviews and assesses the Company’s processes to manage financial reporting risk. It also reviews the Company’s policies for risk assessment and assesses steps management has taken to control significant risks. The Compensation Committee oversees risks relating to compensation practices and policies.

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PROPOSAL NO. 2

APPROVAL OF THE ISSUANCE OF UP TO 700,000 SHARES OF COMMON STOCK IN EXCHANGE FOR TRUST PREFERRED SECURITIES ISSUED BY OPTIMUMBANK CAPITAL TRUST I

The Company is seeking shareholder approval of a proposal to issue up to 700,000 shares of the Company’s common stock in exchange for trust preferred securities (the “Trust Preferred Securities”) issued by OptimumBank Capital Trust I (the “Trust”). The issuance of the common stock requires the approval of the Company’s shareholders under Nasdaq Marketplace Rule 5635(d).

Background

The Trust was formed by the Company in 2004 for the purposes of raising capital for OptimumBank. At that time, the Trust raised $5,155,000 through the sale of 5,000 Trust Preferred Securities to a third party investor and the issuance of 155 common trust securities to the Company.

The Trust utilized the proceeds of $5,155,000 to purchase a Junior Subordinated Debenture from the Company (the “Debenture”). The Trust Preferred Securities represent undivided beneficial interests in the Debenture. The Debenture has a term of 30 years and is payable in full on October 7, 2034. The Debenture currently bears interest at a floating rate equal to three-month LIBOR rate plus 2.67%

On May 8, 2018, Preferred Shares, LLC acquired all 5,000 of the Trust Preferred Securities from a third party at a cost of approximately $1,411,000. Preferred Shares, LLC is an affiliate of Moishe Gubin, a director of the Company. Mr. Gubin owns, directly or indirectly, all of the membership interests in Preferred Shares, LLC. Preferred Shares, LLC has subsequently sold and/or transferred 3,087 of the Trust Preferred Securities to unaffiliated third parties.

During 2018, the Company issued 301,778 shares of the Company’s common stock in exchange for 694 Trust Preferred Securities. For accounting purposes, the Trust Preferred Securities acquired by the Company were deemed to be cancelled. As a result, the Company cancelled $694,000 in principal amount of the Trust Preferred Securities, together with accrued interest of $211,000, and increased its stockholders’ equity by the same amount.

During 2019, the Company issued 924,395 shares of the Company’s common stock in exchange for 1,881 Trust Preferred Securities. For accounting purposes, the Trust Preferred Securities acquired by the Company were deemed to be cancelled. As a result, the Company cancelled $1,881,000 in principal amount of the Trust Preferred Securities, together with accrued interest of $763,000, and increased its stockholders’ equity by the same amount.

Prior to September 2020, the Company had been in default under the Junior Subordinated Debenture due to the failure to pay interest since 2015. In September 2020, the Company paid approximately $1.1 million to the holders of the outstanding Trust Preferred Securities, which represented all accrued interest through September 2020 under the Junior Subordinated Debenture attributable to the Trust Preferred Securities that had not been cancelled. The Company has subsequently paid all accrued interest owed through March 31, 2021.

During December 2020, the Company issued 171,500 shares of the Company’s common stock in exchange for 512 Trust Preferred Securities. For accounting purposes, the Trust Preferred Securities acquired by the Company were deemed to be cancelled. As a result, the Company cancelled $512,000 in principal amount of the Trust Preferred Securities, together with accrued interest of $2,000, and increased its stockholders’ equity by the same amount.

The principal owed by the Company in connection with the Junior Subordinated Debenture was $2,068,000 at March 31, 2021. There are currently 2,068 Trust Preferred Securities that are outstanding, all of which are owned by Preferred Shares, LLC.

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As discussed more fully below, the Board has determined that the Company should make an offer to the holders of the Trust Preferred Securities to exchange the outstanding portion of the Trust Preferred Securities for newly-issued shares of common stock in order to reduce the Company’s obligations under the Trust Preferred Securities.

Proposed Exchange Offer

The Company is seeking shareholder approval to authorize the Company to make an exchange offer to the holders of the Trust Preferred Securities to exchange their Trust Preferred Securities for shares of the Company’s common stock.

The exchange offer would be made on the following terms:

●	The maximum aggregate number of shares of common stock that would be issued by the Company would not exceed 700,000 shares.

●	The maximum aggregate value of the Trust Preferred Securities that would be exchanged would not exceed $2,100,000 (calculated on the basis of the outstanding balance of such Trust Preferred Securities).

●	The Trust Preferred Securities would be valued at their outstanding value (i.e., principal plus accrued interest) for purposes of the exchange.

●	The Company will offer its common stock at a value equal to the lesser of (i) $3.00 per share, or (ii) the closing market price on the termination date of the exchange offer.

●	The exchange offer would commence on a date to be selected by the Company after the annual meeting of shareholders, but not later than 120 days after the date of the meeting.

●	The Company would treat the exchange as a tender offer and would comply with the applicable rules for a tender offer under the applicable rules of the SEC.

●	The exchange offer would be open for a period of at least 20 business days after its commencement date.

●	No person would be permitted to exchange Trust Preferred Securities if, after the exchange, such person would be the beneficial owner of more than 9.9% of the Company’s common stock.

●	Only accredited investors would be permitted to exchange Trust Preferred Securities.

The exchange offer is expected to be structured as a tender offer for Trust Preferred Securities with an aggregate value of $2,100,000. Upon the commencement date of the tender offer, the Company will transmit an Offer to Purchase and a Transmittal Letter to all holders of the Trust Preferred Securities pursuant to Regulation 14E promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The exchange offer will be held open for at least 20 business days, subject to extension. Any extension will be announced by press release the day after the scheduled expiration.

At the expiration of the exchange offer, the Company will determine the applicable per share price of the common stock to be issued (the lower of $3.00 or the closing market price of the common stock on the expiration date). The Company will then accept the tenders of Trust Preferred Securities with an aggregate value of up to the lesser of $2,100,000 or the closing market price on the termination date of the exchange offer multiplied by 700,000, provided that in no event will the Company issue more than 700,000 shares of common stock. In the event the aggregate value of the Trust Preferred Securities that are tendered exceeds these limits, then the Company will accept a pro rata amount of Trust Preferred Securities from the tendering holders and return the excess Trust Preferred Securities. As a result, the per share price of the shares of common stock issued will be the same for each tendering holder.

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Each tendering holder must represent to the Company that it would not be the beneficial owner of more than 9.9% of the common stock upon consummation of the exchange offer. No holder may tender any Trust Preferred Securities if acceptance of such tenders in full by the Company would result in such holder being the beneficial owner of more than 9.9% of the common stock.

All shares of common stock issuable pursuant to the exchange offer will constitute restricted securities for purposes of the Securities Act of 1933, as amended (the “Securities Act”). The Company will not provide any registration rights with regard to such shares of common stock. Any shares of common stock issued in the exchange offer will be issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Nasdaq Marketplace Rule 5635(d)

The Company’s common stock is currently listed on The Nasdaq Capital Market and, as such, we are subject to Nasdaq Marketplace Rules.

Nasdaq Marketplace Rule 5635(d) (“Rule 5635(d)”) requires the Company to obtain shareholder approval prior to the issuance of its common stock in connection with certain non-public offerings. Rule 5635(d) applies when:

● the offering involves the sale, issuance or potential issuance by the Company of common stock equal to 20% or more of the common stock outstanding before the issuance; and

● the offering price is less than the current market price.

Rule 5635(d) will apply because the number of shares that could be issued in the exchange offer will exceed the 20% threshold and the offering price may be less than the current market price. As a result, the Company is required to obtain shareholder approval of the offering.

Potential Effect of Exchange Offer

If the exchange offer is approved by the shareholders, the Company would commence the exchange offer within 120 days after the annual meeting of shareholders. The exchange offer would be made to the then current holders of the Trust Preferred Securities.

The price for the common stock to be offered in the exchange offer would be equal to the lesser of (i) $3.00 per share, or (ii) the closing market price on the termination date. The closing market price of the common stock on March 31, 2021, was $3.87 per share. Assuming that the market price does not change during the term of the exchange offer, then the price for the common stock would be $3.00 per share.

The potential effects of the exchange offer would be as follows:

●	The Company’s stockholders’ equity would be increased based on the value of the Trust Preferred Securities acquired by the Company in the exchange. For accounting purposes, the Company would record the purchase of the Trust Preferred Securities as an increase in the Company’s equity interest in the Trust under the heading “Other Assets” and record an equal increase in its stockholders’ equity.

●	The Company could issue up to 700,000 shares of common stock, which would increase the outstanding number of shares from 3,203,454 shares to 3,903,454 shares. The actual number will depend on the level of participation in the exchange offer by the holders of the Trust Preferred Securities, the price of the common stock to be issued in the exchange offer and the amount of accrued but unpaid interest on the expiration date of the exchange offer.

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●	The Company would acquire Trust Preferred Securities with a maximum of outstanding balance of $2,100,000. The actual number will depend on the level of participation in the exchange offer by the holders of the Trust Preferred Securities, the price of the common stock to be issued in the exchange offer and the amount of accrued but unpaid interest on the expiration date of the exchange offer. If the holders of all of the Trust Preferred Securities elect to participate in the exchange offer, then the Company would acquire all of the outstanding Trust Preferred Securities.

●	The issuance of shares of common stock in the exchange would dilute, and thereby reduce, each existing shareholder’s proportionate ownership in the Company’s common stock. The shareholders do not have preemptive rights to subscribe for additional shares that may be issued by the Company in order to maintain their proportionate ownership of the Company’s common stock.

●	All Trust Preferred Securities acquired by the Company in the exchange offer will be held of record by the Company. The acquisition of any Trust Preferred Securities by the Company is expected to be recorded as an increase in the Company’s equity interest in the unconsolidated Trust, presented in “Other Assets” on the Company’s balance sheet.

●	The Company would receive the benefit of a reduction in interest expense that would have been incurred on the Trust Preferred Securities that are exchanged.

Interest of Certain Directors and Director Nominee in the Exchange Offer

Currently, all 2,068 of the outstanding Trust Preferred Securities are owned by Preferred Shares, LLC, an affiliate of Mr. Gubin, a Director of the Company.

Preferred Shares, LLC has indicated that it expects to sell 847.1 Trust Preferred Securities to an affiliate of Mr. Chan, one of the Company’s directors, in exchange for $1,200,102, to sell 622.7 Trust Preferred Securities to an affiliate of Mr. Blisko, one of the nominees for director, in exchange for $788,690 and to sell the remaining 598.9 Trust Preferred Securities to three non-affiliated third parties in exchange for $758.651. Each of the proposed purchasers is an accredited investor with whom Mr. Gubin had a substantive pre-existing business or personal relationship.

If each of these persons elect to participate in the exchange offer and assuming the price in the exchange offer is $3.00 per share and all accrued interest is paid in cash, then the affiliate of Mr. Chan would receive 282,377 shares of the Company’s common stock, the affiliate of Mr. Blisko would receive 207,550 shares and the three non-affiliated third parties would receive 199,645 shares.

Reasons for the Exchange Offer

The Board believes that the exchange of additional Trust Preferred Securities for common stock would be in the best interest of the Company and its shareholders. The Board believes that the long-term stability of the Company depends on the Company’s ability to eliminate the Trust Preferred Securities through a combination of share exchanges and payments.

As noted above, the exchange offer will also result in an increase in the Company’s stockholders’ equity based on the value of the Trust Preferred Securities acquired by the Company in the exchange.

In considering this matter, the Board has also concluded that it would be necessary to offer the common stock at a discount to its market price in order to induce the holders of the Trust Preferred Securities to participate in the exchange. Assuming that the common stock will be offered at $3.00 per share, the current discount would be approximately 22.5% from the closing market price of $3.87 per share as of March 31, 2021. The Board also noted that the price of $3.00 per share was 24.5% greater that the book value per commons share of $2.45 per share on December 31, 2020.

The Board was aware that Moishe Gubin, a director of the Company, had a conflict of interest with respect to this matter in light of his ownership of the current holder of the Trust Preferred Securities, and that Mr. Chan had a conflict of interest in light of his prospective purchase of the Trust Preferred Securities and participation in the exchange offer. To address these issues, each of them abstained from voting on this matter.

Vote Required

Assuming the existence of a quorum, the affirmative vote of the majority of the votes cast for this proposal is required to approve this matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE ISSUANCE OF UP TO 700,000 SHARES OF COMMON STOCK IN EXCHANGE FOR TRUST PREFERRED SECURITIES ISSUED BY OPTIMUMBANK CAPITAL TRUST I IN ACCORDANCE WITH NASDAQ MARKETPLACE RULE 5635(D).

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proposal no. 3

APPROVAL OF THE PARTICIPATION OF CERTAIN DIRECTORS OF THE COMPANY IN THE EXCHANGE OFFER FOR THE TRUST PREFERRED SECURITIES DESCRIBED IN PROPOSAL 2

The Company is seeking approval of a proposal to authorize affiliates of Mr. Gubin and Mr. Chan, directors of the Company, and an affiliate of Mr. Blisko, a director nominee, to participate in the exchange offer for the Trust Preferred Securities described in Proposal 2.

The participation of an affiliate of a director of the Company in the Trust Preferred Securities exchange requires the approval of the Company’s shareholders under Nasdaq Marketplace Rule 5635(c).

Nasdaq Marketplace Rule 5635(c) (“Rule 5635(c)”) requires shareholder approval of any issuance of the Company’s common stock to the Company’s officers, directors and employees at a price that is less than fair market value. Under Rule 5635(c), the issuance of common stock at a price less than the market value of the common stock is considered a form of “equity compensation.”

As discussed in Proposal 2 above, the Company is seeking shareholder approval of a proposal to issue to up to 700,000 shares of the Company’s common stock in exchange for Trust Preferred Securities issued by OptimumBank Capital Trust I.

At the present time, the owner of the Trust Preferred Securities is Preferred Shares, LLC, an affiliate of Mr. Gubin, who is a director of the Company.

Preferred Shares, LLC has indicated that it expects to sell 847.1 Trust Preferred Securities to an affiliate of Mr. Chan, one of the Company’s directors, in exchange for $1,200,102, to sell 622.7 Trust Preferred Securities to an affiliate of Mr. Blisko, one of the nominees for director, in exchange for $788,690 and to sell the remaining 598.9 Trust Preferred Securities to three non-affiliated third parties in exchange for $758.651. Each of the proposed purchasers is an accredited investor with whom Mr. Gubin had a substantive pre-existing business or personal relationship.

If each of these persons elect to participate in the exchange offer and assuming the price in the exchange offer is $3.00 per share and all accrued interest is paid in cash, then the affiliate of Mr. Chan would receive 282,377 shares of the Company’s common stock, the affiliate of Mr. Blisko would receive 207,550 shares and the three non-affiliated third parties would receive 199,645 shares.

As a result, any exchange of the Trust Preferred Securities held by Preferred Shares, LLC would be subject to the requirements of Rule 5635(c).

The Company is requesting its shareholders to approve the participation of Preferred Shares, LLC and the affiliates of Mr. Chan and Mr. Blisko in the exchange.

As discussed in Proposal 2, the Board believes that the exchange of additional Trust Preferred Securities for common stock would be in the best interest of the Company and its shareholders. The participation of Preferred Shares, LLC, and the affiliates of Mr. Chan and Mr. Blisko in the exchange would significantly enhance the Company’s ability to achieve the goals of the exchange offer.

As discussed in Proposal 2, the exchange offer may be made at a price that is less than the current market price. In considering this matter, the Board has concluded that it would be necessary to offer the common stock at a discount to its market price in order to induce the holders of the Trust Preferred Securities to participate in the exchange. Assuming that the common stock will be offered at $3.00 per share, the current discount would be approximately 22.5% from the closing market price of $3.87 per share as of March 31, 2021. Under Rule 5635(c), this discount is treated as a form of equity compensation that requires shareholder approval.

The other potential effects of the exchange offer are discussed in Proposal 2.

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Interest of Directors in the Exchange Offer

Currently, all 2,068 of the outstanding Trust Preferred Securities are owned by Preferred Shares, LLC, an affiliate of Mr. Gubin, a Director of the Company.

Preferred Shares, LLC has indicated that it expects to sell 847.1 Trust Preferred Securities to an affiliate of Mr. Chan, one of the Company’s directors, in exchange for $1,200,102, to sell 622.7 Trust Preferred Securities to an affiliate of Mr. Blisko, one of the nominees for director, in exchange for $788,690 and to sell the remaining 598.9 Trust Preferred Securities to three non-affiliated third parties in exchange for $758.651. Each of the proposed purchasers is an accredited investor with whom Mr. Gubin had a substantive pre-existing business or personal relationship.

If each of these persons elect to participate in the exchange offer and assuming the price in the exchange offer is $3.00 per share and all accrued interest is paid in cash, then the affiliate of Mr. Chan would receive 282,377 shares of the Company’s common stock, the affiliate of Mr. Blisko would receive 207,550 shares and the three non-affiliated third parties would receive 199,645 shares.

Each of the proposed transferees is an accredited investor with whom Mr. Gubin had a substantive pre-existing business or personal relationship.

As described in Proposal 2, the Board was aware that Mr. Gubin and Mr. Chan, directors of the Company, had a conflict of interest with respect to this matter. To address these issues, both of them abstained from voting on this matter.

Vote Required for Approval

Assuming the existence of a quorum, the affirmative vote of the majority of the votes cast for this proposal is required to approve this matter. Approval of this Proposal 3 is subject to the approval of Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE PARTICIPATION OF CERTAIN DIRECTORS OF THE COMPANY IN THE EXCHANGE OFFER FOR THE TRUST PREFERRED SECURITIES DESCRIBED IN IN PROPOSAL 2.

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PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT AUDITOR

The Audit Committee has selected Hacker, Johnson & Smith, P.A. (“Hacker Johnson”) as the Company’s independent auditor for fiscal year 2021, and the Board asks shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and oversee the Company’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Hacker Johnson for ratification by shareholders as a matter of good corporate governance.

Assuming the existence of a quorum, the affirmative vote of the majority of the shares represented in person or by proxy and entitled to vote at the meeting is required to approve this matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF HACKER, JOHNSON & SMITH, P.A. AS THE COMPANY’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2021.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2020 with the Company’s management and has discussed with the independent auditors, Hacker, Johnson & Smith, P.A., communications pursuant to applicable auditing standards. In addition, Hacker, Johnson & Smith, P.A. has provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Hacker, Johnson & Smith, P.A., the independent auditor’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and selected Hacker, Johnson & Smith, P.A. as the Company’s independent auditor for 2021.

AUDIT COMMITTEE

Jeffry Wagner

Thomas Procelli

Martin Schmidt

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INDEPENDENT ACCOUNTANTS

Hacker, Johnson & Smith, P.A., the Company’s independent registered public accounting firm, audited the Company’s consolidated financial statements for the fiscal year ended December 31, 2020.

Audit Fees

The following table is a summary of the fees billed to the Company by Hacker, Johnson & Smith, P.A. for professional services rendered for the years ended December 31, 2020 and 2019:

Fee Category	2020 Fees	2019 Fees

Audit Fees	$82,000	$78,000

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by Hacker, Johnson & Smith, P.A. in connection with statutory and regulatory filings or engagements.

Pre-approved Services. Consistent with SEC rules regarding auditor independence, the Company’s Audit Committee Charter requires the Audit Committee to pre-approve all audit services and non-audit services permitted by law and Audit Committee policy (including the fees and terms of such services) to be performed for the Company by the independent auditors, subject to the “de minimis” exceptions for non-audit services described in SEC rules that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate pre-approval authority to a member of the committee. The decisions of any committee member to whom pre-approval is delegated must be presented to the Audit Committee at its next scheduled meeting.

A representative from Hacker, Johnson & Smith, P.A., independent public auditors for the Company for 2019 and 2020, is expected to be present at the annual meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

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MANAGEMENT

Officers of the Company

The Board of Directors is seeking to appoint Moishe Gubin as the Company’s Chief Executive Officer. Mr. Gubin has submitted requests for the required regulatory approvals to serve as Chief Executive Officer of the Company. These requests are currently pending.

Since June 2016, Timothy Terry, President and Chief Executive Officer of the Bank, has been acting as the Principal Executive Officer for the Company, and since February 2020, Joel Klein, a director of the Company has been acting as the Principal Financial Officer for the Company.

The background of Mr. Terry is set forth below. The background of Mr. Klein is set forth in the section of this proxy statement entitled “Proposal No. 1 – Election of Directors.”

Timothy Terry, age 65, was appointed President and Chief Executive Officer of the Bank in February 2013 and was appointed Chief Operating Officer of the Bank in 2018. Mr. Terry has been in banking for 35 years and most recently served as President/CEO of Putnam State Bank in Palatka, Florida. Prior to joining OptimumBank, he served as President, CEO and Senior Loan Officer for Enterprise Bank of Florida in North Palm Beach, Florida, and held senior lending, branch administration & sales management positions at Palm Beach National Bank & Trust, Flagler National Bank of the Palm Beaches and Comerica Bank. Mr. Terry received his BBA degree in finance from Western Michigan University located in Kalamazoo, Michigan. He is also a graduate of the American Bankers Association Stonier Graduate School of Banking at the University of Delaware.

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MANAGEMENT COMPENSATION

The following table shows the compensation paid by the Company and the Bank for 2019 and 2020 to the persons acting as principal executive officer and principal financial officer during this period.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation($)	Total Compensation($)

Timothy Terry (1)	2019	$225,000	-	$8,400	$233,400
President and Chief Executive Officer of the Bank	2020	$250,000	-	$18,765	$216,765

David Edgar (2)	2019	$165,000			$165,000
Former Controller of the Bank	2020	$13,750			$13,750

(1)	For 2019, other compensation for Mr. Terry represented his auto allowance. For 2020, Mr. Terry received a restricted stock grant with a value of $18,765.

(2)	Mr. Edgar’s employment terminated in January 2020.

Stock Options

No stock options were granted to any of the executive officers in 2020. None of the Company’s executive officers holds any stock options.

Stock Grants

In 2020, the Company made a restricted stock grant to Mr. Terry of 5,976 shares of common stock, valued at $18,765.

Director Compensation

Each Director receives compensation for serving on the Board of Directors and committees of the Board. Mr. Gubin receives $1,650 for each Board meeting attended, and all other directors receive $1,100 for each Board meeting attended. At the present, the Company does not have any person serving as the Chairman of the Board. Mr. Gubin receives additional compensation for each Board meeting attended because he has performed many of the duties that would otherwise be performed by a Chairman of the Board. For Audit Committee meetings, the Chairman receives compensation of $400 for each meeting attended, and the members receive $300. For Compensation Committee meetings, Mr. Gubin, as Chairman, receives compensation of $125 for each meeting attended and the other members receive $100.

Mr. Gubin also receives $200,000 per year for additional services as a director, payable in shares of the Company’s common stock (based on the fair market value on the date of issuance). These additional services include his generally spending one week per month in the Bank’s offices. He is also actively involved in the Bank’s marketing efforts for new loan business and deposits and in the Company’s investor relations efforts.

Director Compensation Table For 2020

Name	Cash Compensation($)	Stock Awards($)		All Other Compensation ($)	Total($)
Moishe Gubin	$16,625	$200,000	(1)	$0	$216,625
Joel Klein	14,100	0		0	14,100
Martin Schmidt	14,800	0		0	14,800
Thomas Procelli	14,600	0		0	14,600
Avi M. Zwelling	12,200	0		0	12,200
Chan Heng Fai Ambrose	11,000	0		0	11,000
Jeffry Wagner	13,700	0		0	13,700
Total	$97,025	$200,000		$0	$297,025

(1)	This amount represents the fair value of the stock grant made to Mr. Gubin in payment of a portion of his director’s fees in 2020.

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

This following table sets forth information regarding the beneficial ownership of the common stock as of March 31, 2021, for:

●	each of the directors and executive officers of the Company and the Bank;

●	all of the directors and executive officers of the Company and the Bank as a group; and

●	each other person known by the Company to own beneficially more than 5% of the Company common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. The persons named in the table have sole voting and investment power or have shared voting and investment power with a spouse with respect to all shares of common stock shown as beneficially owned by them, unless otherwise indicated in these footnotes.

Name of Beneficial Owners	Number of Shares Beneficially Owned	Percent of Class[1]
Directors and Executive Officers
Moishe Gubin, Director	302,243	9.0%
Joel Klein, Director and Interim Chief Financial Officer	94,404	2.9%
Thomas Procelli, Director	3,623	(2)
Martin Schmidt, Director	10,677	(2)
Avi Zwelling, Director	31,118	1.0%
Chan Heng Fai Ambrose, Director	113,623	3.5%
Jeffry Wagner, Director	-	(2)
Timothy Terry, President, Chief Executive Officer	5,976	(2)
All directors and executive officers as a group	555,688	17.3%

Director Nominee
Michael Blisko 9390 Bay Drive Surfside, Fl. 33154	188,495	5.9%

Principal Shareholders and Director Nominee
David Gross 6633 N. Sacramento Ave. Chicago, Il. 60645	245,000	7.6%

The Elisha Rothman Irrevocable Trust 3570 N.E. 190th Street, Apt. 3900 Miami, Florida 33180-2466	172,000	5.4%

[1]	Based on 3,214,497 shares of common stock outstanding on March 31, 2021.
[2]	Less than 1.0%.

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DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, as well as persons who own 10% or more of a class of the Company’s equity securities, to file reports of their ownership of the Company’s securities, as well as statements of changes in such ownership, with the SEC. The Company believes that all such filings required during 2020 were made on a timely basis, except for two Form 4s for Mr. Gubin, one Form 4 for Mr. Schmidt, one Form 4 for Mr. Klein and one Form 5 for Mr. Terry.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2020, except as described below, there have been no transactions or any proposed transactions in which the Company was or is a party, in which the amount involved exceeded $120,000, and in which a director, director nominee, executive officer, holder of more than 5% of the Company’s common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Purchase of Series B Preferred Stock

During 2020, the Company issued 400 shares of its Series B preferred stock to an affiliate of Michael Blisko, a nominee for director, at a cash price of $25,000 per share, or an aggregate of $10 million.

Loans to Officers, Directors and Affiliates

The Bank offers loans in the ordinary course of business to its directors and employees, including executive officers, their related interests and immediate family members. Applicable law and Bank policy require that these loans be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and must not involve more than the normal risk of repayment or present other unfavorable features. Loans to individual employees, directors and executive officers must also comply with the Bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of such loan application.

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SHAREHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2022 annual meeting of shareholders and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its corporate offices no later than December 21, 2021, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

If a shareholder wishes to present a proposal at the Company’s 2022 annual meeting or to nominate one or more Directors and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the shareholder must give advance written notice to the Company by March 13, 2022, as required by SEC Rule 14a-4(c)(1).

Any shareholder filing a written notice of nomination for Director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation and shares held. Any shareholder filing a notice to bring other business before a shareholder meeting must include in such notice, among other things, a brief description of the proposed business and the reasons for the business, and other specified matters. Copies of those requirements will be forwarded to any shareholder upon written request.

SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. All of the costs of solicitation of proxies will be paid by the Company. We may also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s shares of common stock. In addition to solicitations by mail, the Company’s directors, officers and employees, including those of the Bank, may solicit proxies personally, by telephone or otherwise, but will not receive any additional compensation for their services.

OTHER MATTERS

Management does not know of any matters to be presented at the meeting other than those set forth above. However, if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented by the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.

HOW TO OBTAIN EXHIBITS TO FORM 10-K AND OTHER INFORMATION

A copy of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020 is included with this proxy statement. We will mail without charge copies of any particular exhibit to the Company’s Form 10-K upon written request. Requests should be sent to OptimumBank Holdings, Inc., Attn: Mary Franco, 2929 East Commercial Boulevard, Fort Lauderdale, FL 33308. Our proxy statement, annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as any amendment to those reports, are also available free of charge through the SEC’s website, www.sec.gov.

26

Financial information

The following financial statements and related information of the Company are attached to this Proxy Statement as Exhibit A:

Page No.
Consolidated balance sheets of the Company, as of December 31, 2020 and 2019, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for the years then ended and the related notes	29
Management’s Discussion and Analysis of Financial Condition and Results of Operations for the years ended December 31, 2020 and 2019	60
Pro forma unaudited consolidated balance sheets and the related consolidated statements of operations of the Company, as of and for the year ended December 31, 2020, reflecting the consummation of the exchange offer	73

27

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors

OptimumBank Holdings, Inc.

Fort Lauderdale, Florida:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of OptimumBank Holdings, Inc. and subsidiary (the “Company”) as of December 31, 2020 and 2019 and the related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for the years then ended and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020 and 2019, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud, the Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that (i) relates to accounts or disclosures that are material to the consolidated financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Evaluation of General Reserve Portion of the Allowance for Loan Losses - Evaluation of the Qualitative Adjustments

As described in Notes 1 and 3 to the consolidated financial statements, management determines the general reserve portion of the allowance for loan losses using actual historical loss experience for each individual loan category, as well as evaluating whether qualitative adjustments are necessary. As of December 31, 2020, the allowance for loan losses was $1.9 million which consists of two components: the allowance for loans individually evaluated for impairment (“special reserves”), none at December 31, 2020, and the allowance for loans collectively evaluated for impairment (“general reserve”), representing $1.9 million. The general reserve covers loans that are not individually classified as impaired. In evaluating whether qualitative adjustments are necessary, management considers (1) changes in national, regional and local economic conditions that affect the collectability of the loan portfolio (2) changes in collateral value of loans (3) changes in lending policies and procedures, risk selection and underwriting standards (4) changes in the volume and severity of past due loans, nonaccrual loans or loans classified special mention, substandard, doubtful or loss (5) the existence and effect of any concentrations of credit and changes in the level of such concentrations (6) changes in the nature and volume of the loan portfolio and terms of loans, (7) changes in the experience, ability and depth of lending management and other relevant staff, (8) quality of loan review and Board of Directors oversight, (9) the effect of other external factors, trends or uncertainties that could affect management’s estimate of probable losses, such as competition and industry conditions.

The principal considerations for our determination that performing procedures relating to the evaluation of qualitative adjustments used in the calculation of the general reserve portion of the allowance for loan losses is a critical audit matter are as follows: Significant judgment used by management when evaluating the qualitative adjustments, which in turn led to a high degree of auditor judgment, subjectivity, and effort in performing audit procedures and evaluating audit evidence relating to the qualitative adjustments.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included among others, testing management’s process for evaluating qualitative adjustments by (i) evaluating the appropriateness of the methodology management used in evaluating the qualitative adjustments, (ii) testing the inputs used in the estimate of qualitative adjustments, including the completeness and accuracy of underlying historical loss data, and (iii) evaluating the reasonableness of the qualitative adjustments given current microeconomic trends and portfolio characteristics.

/s/ HACKER, JOHNSON & SMITH PA

We have served as the Company’s auditor since 2000.
Fort Lauderdale, Florida
March 25, 2021

28

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)

	December 31, 2020	December 31, 2019
Assets:
Cash and due from banks	$25,523	$2,111
Interest-bearing deposits with banks	29,106	6,823
Total cash and cash equivalents	54,629	8,934
Debt securities available for sale	18,893	5,409
Debt securities held-to-maturity (fair value of $3,549 and $5,986)	3,399	5,806
Loans, net of allowance for loan losses of $1,906 and $2,009	152,469	102,233
Federal Home Loan Bank stock	1,092	642
Premises and equipment, net	1,413	1,389
Right-of-use operating lease assets	904	1,055
Accrued interest receivable	1,336	432
Other assets	977	848

Total assets	$235,112	$126,748
Liabilities and Stockholders’ Equity:

Liabilities:
Noninterest-bearing demand deposits	$58,312	$10,545
Savings, NOW and money-market deposits	110,704	55,475
Time deposits	21,743	35,352

Total deposits	190,759	101,372

Federal Home Loan Bank advances	23,000	13,000
Junior subordinated debenture	2,068	2,580
Official checks	142	208
Operating lease liabilities	923	1,061
Other liabilities	386	1,320

Total liabilities	217,278	119,541

Commitments and contingencies (Notes 8 and 14)
Stockholders’ equity:
Preferred stock, no par value; 6,000,000 shares authorized:
Designated Series A, no par value, no shares issued and outstanding	—	—
Designated Series B, no par value, 560 shares authorized, 400 shares issued and outstanding in 2020	—	—
Common stock, $.01 par value; 10,000,000 shares authorized, 3,203,455 shares issued and outstanding in 2020 and 2,853,171 shares issued and outstanding in 2019	32	28
Additional paid-in capital	50,263	38,994
Accumulated deficit	(32,392)	(31,610)
Accumulated other comprehensive loss	(69)	(205)

Total stockholders’ equity	17,834	7,207
Total liabilities and stockholders’ equity	$235,112	$126,748

See accompanying notes to Consolidated Financial Statements

29

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Operations
(In thousands)

	Year Ended December 31,
	2020	2019
Interest income:
Loans	$6,413	$4,693
Debt securities	192	245
Other	105	236

Total interest income	6,710	5,174

Interest expense:
Deposits	1,277	1,503
Borrowings	443	543

Total interest expense	1,720	2,046

Net interest income	4,990	3,128

Provision (credit) for loan losses	1,020	(79)

Net interest income after provision (credit) for loan losses	3,970	3,207

Noninterest income:
Service charges on deposits	272	173
Other	22	9

Total noninterest income	294	182

Noninterest expenses:
Salaries and employee benefits	2,324	2,022
Professional fees	558	537
Occupancy and equipment	570	487
Data processing	546	491
Insurance	85	89
Regulatory assessment	158	41
Loss on sale of premises and equipment, net	-	215
Other	805	659

Total noninterest expenses	5,046	4,541

Net loss before income tax benefit	(782)	(1,152)

Income tax benefit	-	(52)

Net loss	$(782)	$(1,100)

Net loss per share - Basic and diluted	$(0.27)	$(.58)

See Accompanying Notes to Consolidated Financial Statements.

30

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Comprehensive Loss
(In thousands)

	Year Ended
	December 31,
	2020	2019

Net loss	(782)	$(1,100)

Other comprehensive income:
Change in unrealized gain on debt securities-
Unrealized gain arising during the year	39	75
Amortization of unrealized loss on debt securities transferred to held-to-maturity	140	93

Other comprehensive income before income tax expense	179	168

Deferred income tax expense on above change	(43)	(43)

Total other comprehensive income	136	125

Comprehensive loss	(646)	$(975)

See Accompanying Notes to Consolidated Financial Statements.

31

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2020 and 2019
(Dollars in thousands except per share amounts)

	Preferred		Preferred						Accumulated
	Stock		Stock				Additional		Other	Total
	Series A		Series B		Common Stock		Paid-In	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Equity

Balance at December 31, 2018	—	$—	—	$—	1,858,020	$18	$36,128	$(30,510)	$(330)	$5,306
Common stock issued and reclassified from other liabilities	—	—	—	—	12,447	—	31	—	—	31
Stock-based compensation	—	—	—	—	58,309	1	200	—	—	201
Common stock issued in exchange for Trust Preferred Securities	—	—	—	—	924,395	9	2,635	—	—	2,644
Net change in unrealized gain on debt securities available for sale, net of income taxes	—	—	—	—	—	—	—	—	56	56
Amortization of unrealized loss on debt securities transferred to held-to-maturity	—	—	—	—	—	—	—	—	69	69
Net earnings	—	—	—	—	—	—	—	(1,100)	—	(1,100)
Balance at December 31, 2019	—	$—	—	$—	2,853,171	$28	$38,994	$(31,610)	$(205)	$7,207
Proceeds from the sale of preferred stock	—	—	400	—	—	—	10,000	—	—	10,000
Proceeds from the sale of common stock					98,182	1	539	—	—	540
Stock-based compensation	—	—	—	—	80,602	1	218	—	—	219
Common stock issued in exchange for Trust Preferred Securities	—	—	—	—	171,500	2	512	—	—	514
Net change in unrealized gain on debt securities available for sale, net of income taxes	—	—	—	—	—	—	—	—	30	30
Amortization of unrealized loss on debt securities transferred to held-to-maturity	—	—	—	—	—	—	—	—	106	106
Net loss	—	—	—	—	—	—	—	(782)	—	(782)
Balance at December 31, 2020	—	—	400	—	3,203,455	32	50,263	(32,392)	(69)	17,834

See Accompanying Notes to Consolidated Financial Statements.

32

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(782)	$(1,100)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision (credit) for loan losses	1,020	(79)
Depreciation and amortization	176	173
Stock-based compensation	219	201
Net (accretion) amortization of fees, premiums and discounts	(37)	203
Loss on sale of premises and equipment, net	—	215
Loss on sale of foreclosed real estate, net	7	—
Increase in accrued interest receivable	(904)	(118)
Amortization of right-of-use operating lease assets	151	89
Net decrease in operating lease liabilities	(138)	(83)
Increase in other assets	(172)	(235)
(Decrease) increase in official checks and other liabilities	(998)	176
Net cash used in operating activities	(1,458)	(558)

Cash flows from investing activities:
Purchase of debt securities available for sale	(15,720)	(4,158)
Principal repayments of debt securities available for sale	2,220	1,106
Principal repayments of debt securities held-to-maturity	2,473	1,379
Net increase in loans	(51,771)	(23,983)
Proceeds from sale of foreclosed real estate	674	—
Purchases of premises and equipment	(200)	(509)
Proceeds from sale of premises and equipment	—	350
(Purchase) redemption of FHLB stock	(450)	490

Net cash used in investing activities	(62,774)	(25,325)

Cash flows from financing activities:
Net increase in deposits	89,387	38,994
Net decrease in federal funds purchased	—	(560)
Net increase (decrease) in Federal Home Loan Bank advances	10,000	(11,600)
Proceeds from sale of common stock	540	—
Proceeds from sale of preferred stock	10,000	—

Net cash provided by financing activities	109,927	26,834

Net increase in cash and cash equivalents	45,695	951

Cash and cash equivalents at beginning of the year	8,934	7,983

Cash and cash equivalents at end of the year	$54,629	$8,934

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$2,681	$1,756

Income taxes	$—	$—

Noncash transaction -
Change in accumulated other comprehensive loss, net change in unrealized gain on debt securities available for sale, net of income taxes	$136	$125

Amortization of unrealized loss on debt securities transferred to held-to-maturity	$140	$93

Premises and equipment transferred to loans	$—	$1,050

Common stock issued and reclassified from other liabilities	$—	$31

Right-of use lease assets obtained in exchange for operating lease liabilities	$—	$1,144

Issuance of common stock in exchange for Trust Preferred Securities	$514	$2,644

Transfer of loan to foreclosed real estate	$681	$-

See Accompanying Notes to Consolidated Financial Statements.

33

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

At December 31, 2020 and 2019 and for the Years Then Ended

(1)	Summary of Significant Accounting Policies

Organization. OptimumBank Holdings, Inc. (the “Company”) is a one-bank holding company and owns 100% of OptimumBank (the “Bank”), a Florida-chartered commercial bank. The Company’s only business is the operation of the Bank. The Bank’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation (“FDIC”). The Bank offers a variety of community banking services to individual and corporate customers through its three banking offices located in Broward County, Florida.

Basis of Presentation. The accompanying consolidated financial statements include the accounts of the Company and the Bank. All significant intercompany accounts and transactions have been eliminated in consolidation. The accounting and reporting practices of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”) and to general practices within the banking industry. The following summarizes the more significant of these policies and practices.

Subsequent Events. The Company has evaluated subsequent events through March 25, 2021, which is the date the consolidated financial statements were issued, determining no additional events required disclosure.

Coronavirus Global Pandemic (“COVID-19”). The Company is subject to risks related to the public health crisis associated with COVID-19. COVID-19 has negatively impacted the global economy, disrupted global supply chains, created significant volatility and disruption in financial markets and significantly increased unemployment levels. The extent to which COVID-19 impacts the Company’s business, results of operations, and financial condition, as well as loan quality, regulatory capital and liquidity ratios, will depend on future developments, the duration of the pandemic, and actions taken by governmental authorities to slow the spread of the disease or to mitigate its effects.

Junior Subordinated Debenture. In 2004, the Company formed OptimumBank Capital Trust I (the “Trust’’) for the purpose of raising capital through the sale of trust preferred securities. At that time, the Trust raised $5,155,000 through the sale of 5,000 trust preferred securities (the “Trust Preferred Securities”) to a third party investor and the issuance of 155 common trust securities to the Company.

The Trust utilized the proceeds of $5,155,000 to purchase a junior subordinated debenture from the Company (the “Junior Subordinated Debenture”). Under the Junior Subordinated Debenture, the Company is required to make interest payments on a periodic basis and to pay the outstanding principal amount plus accrued interest on October 7, 2034.

In May 2018, Preferred Shares, LLC (the “Purchaser”) acquired all 5,000 of the Trust Preferred Securities from a third party. The Purchaser is an affiliate of a director of the Company. The Purchaser has subsequently sold and/or transferred 3,087 of the Trust Preferred Securities to unaffiliated third parties.

The Company had been in default under the Junior Subordinated Debenture due to the failure to pay interest since 2015. In September 2020, the Company paid approximately $1.1 million to the holders of the outstanding Trust Preferred Securities, which represented all accrued interest through September 2020 under the Junior Subordinated Debenture attributable to the Trust Preferred Securities that had not been cancelled. The coupon interest rate floats quarterly at the three-month LIBOR rate plus 2.45% (2.68% at December 31, 2020).

During 2018, the Company issued 301,778 shares of the Company’s common stock in exchange for 694 Trust Preferred Securities.  For accounting purposes, the Trust Preferred Securities acquired by the Company were deemed to be cancelled.  As a result, the Company cancelled $694,000 in principal amount of the Trust Preferred Securities, together with accrued interest of $211,000, and increased its stockholders’ equity by the same amount.

During 2019, the Company issued 924,395 shares of the Company’s common stock in exchange for 1,881 Trust Preferred Securities.  For accounting purposes, the Trust Preferred Securities acquired by the Company were deemed to be cancelled.  As a result, the Company cancelled $1,881,000 in principal amount of the Trust Preferred Securities, together with accrued interest of $763,000, and increased its stockholders’ equity by the same amount.

During December 2020, the Company issued 171,500 shares of the Company’s common stock in exchange for 512 Trust Preferred Securities. For accounting purposes, the Trust Preferred Securities acquired by the Company were deemed to be cancelled. As a result, the Company cancelled $512,000 in principal amount of the Trust Preferred Securities, together with accrued interest of $2,000, and increased its stockholders’ equity by the same amount.

The principal owed by the Company in connection with the Junior Subordinated Debenture was $2,068,000 at December 31, 2020 and $2,580,000 at December 31, 2019. The accrued interest owed by the Company associated with the Junior Subordinated Debenture was $30,000 and $995,000 at December 31, 2020, 2019 respectively. The accrued interest is presented on the accompanying consolidated balance sheet under the caption “Other liabilities”.

Use of Estimates. In preparing consolidated financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of the deferred tax asset.

Cash and Cash Equivalents. For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks and interest-bearing deposits with banks, all of which have original maturities of ninety days or less.

The Company may be required by law or regulation to maintain cash reserves in the form of vault cash or deposit with Federal Reserve Banks or in Pass-through accounts with other banks. This requirement is based on the amount of the Bank’s transaction deposit accounts. As of December 31, 2020, the Bank did not have a reserve requirement as the Federal Reserve Board lowered the requirements to zero for all depository institutions. At December 31, 2019, there were no required cash reserves.

(continued)

34

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(1)	Summary of Significant Accounting Policies, continued

Debt Securities. Debt securities may be classified as trading, held to maturity or available for sale. Trading debt securities are held principally for resale and recorded at their fair values. Unrealized gains and losses on trading debt securities are included immediately in operations. Held-to-maturity debt securities are those which management has the positive intent and ability to hold to maturity and are reported at amortized cost. Available-for-sale debt securities consist of debt securities not classified as trading debt securities nor as held to maturity debt securities. Unrealized holding gains and losses on available for sale debt securities are reported as a net amount in accumulated other comprehensive loss in stockholders’ equity until realized. Gains and losses on the sale of debt securities available for sale are determined using the specific-identification method. Premiums and discounts on debt securities are recognized in interest income using the interest method over the period to maturity.

Management evaluates debt securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. A debt security is impaired if the fair value is less than its carrying value at the financial statement date. When a debt security is impaired, the Company determines whether this impairment is temporary or other-than-temporary. In estimating other-than-temporary impairment (“OTTI”) losses, management assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a debt security in an unrealized loss position before recovery of its amortized cost basis. If either of these criteria is met, the entire difference between amortized cost and fair value is recognized in operations. For debt securities that do not meet the aforementioned criteria, the amount of impairment recognized in operations is limited to the amount related to credit losses, while impairment related to other factors is recognized in other comprehensive income. Management utilizes cash flow models to segregate impairments to distinguish between impairment related to credit losses and impairment related to other factors. To assess for OTTI, management considers, among other things, (i) the severity and duration of the impairment; (ii) the ratings of the debt security; (iii) the overall transaction structure (the Company’s position within the structure, the aggregate, near-term financial performance of the underlying collateral, delinquencies, defaults, loss severities, recoveries, prepayments, cumulative loss projections, and discounted cash flows); and (iv) the timing and magnitude of a break in modeled cash flows.

Loans. Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal, adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs.

Commitment fees and loan origination fees are deferred and certain direct origination costs are capitalized. Both are recognized as an adjustment of the yield of the related loan.

The accrual of interest on loans is discontinued at the time the loan is ninety days delinquent unless the loan is well collateralized and in process of collection. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses. The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to operations. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. There were no changes in the Company’s accounting policies or methodology during the years ended December 31, 2020 or 2019.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

35

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(1)	Summary of Significant Accounting Policies, continued

Allowance for Loan Losses, Continued

The allowance consists of specific and general components. The specific component relates to loans that are classified as impaired. For such loans, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loans are lower than the carrying value of those loans. The general component covers all other loans and is based on historical loss experience adjusted for qualitative factors.

The historical loss component of the allowance is determined by losses recognized by portfolio segment over the preceding three years. The historical loss experience is adjusted for the risks by each portfolio segment. Risk factors impacting loans in each of the portfolio segments include: (1) changes in national, regional and local economic conditions that affect the collectability of the loan portfolio (2) changes in collateral value of loans (3) changes in lending policies and procedures, risk selection and underwriting standards (4) changes in the volume and severity of past due loans, nonaccrual loans or loans classified special mention, substandard, doubtful or loss (5) the existence and effect of any concentrations of credit and changes in the level of such concentrations (6) changes in the nature and volume of the loan portfolio and terms of loans, (7) changes in the experience, ability and depth of lending management and other relevant staff, (8) quality of loan review and Board of Director’s oversight, (9) the effect of other external factors, trends or uncertainties that could affect management’s estimate of probable losses, such as competition and industry conditions.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis, by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral-dependent.

Premises and Equipment. Land is stated at cost. Buildings and improvements, furniture, fixtures, equipment, and leasehold improvements are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization expense are computed using the straight-line method over the estimated useful life of each type of asset or lease term, if shorter.

Leases. We determine if a contract contains a lease at inception and recognize operating lease right-of-use assets and operating lease liabilities based on the present value of the future minimum lease payments at the lease commencement date. As our leases do not provide implicit rates, we use our incremental borrowing rate commensurate with the underlying lease terms. Lease agreements that have lease and non-lease components, are accounted for as a single lease component. Lease expense is recognized on a straight-line basis over the lease term.

Preferred Securities of Unconsolidated Subsidiary Trust. The Company owns all of the common interests of OptimumBank Holdings Capital Trust I (the “Trust”), an unconsolidated subsidiary trust. The Trust used the proceeds from the sale of $5,000,000 of its Trust Preferred Securities and $155,000 from the issuance of common interests in the Trust to acquire a $5,155,000 Junior Subordinated Debenture issued by the Company. The Junior Subordinated Debenture and certain capitalized costs associated with the issuance of the securities comprise the Trust’s only assets. Interest payments on the Junior Subordinated Debenture are intended to finance the distributions paid on the Trust Preferred Securities. The Company recorded the Junior Subordinated Debenture as a liability under the heading “Junior Subordinated Debenture” and its ownership of the common interests in the Trust under the heading “Other Assets” in the accompanying consolidated balance sheets.

The Company has entered into agreements which, taken collectively, fully and unconditionally guarantee the preferred securities of the Trust subject to the terms of the guarantee.

Transfer of Financial Assets. Transfers of financial assets or a participating interest in an entire financial asset are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. A participating interest is a portion of an entire financial asset that (1) conveys proportionate ownership rights with equal priority to each participating interest holder, (2) involves no recourse (other than standard representations and warranties) to, or subordination by, any participating interest holder, and (3) does not entitle any participating interest holder to receive cash before any other participating interest holder.

Revenue Recognition. The Company has adopted Accounting Standards Updated (“ASU”) ASU 2014-09 Revenue from Contracts with Customers and all subsequent amendments to the ASU (collectively, “ASC 606”). The majority of the Company’s revenues come from interest income and financial assets, including loans, and securities which are outside the scope of ASC 606. The Company’s services that fall within the scope of ASC 606 are presented within noninterest income and are recognized as revenue as the Company satisfies its obligation to the customer. Elements of noninterest income within the scope of ASC 606 are limited to service charges on deposit accounts. The impact of guidance in this update, including method of implementation of ASC 606, did not have a material impact on the Company’s consolidated financial statements. The following summarizes the Company’s revenue recognition accounting policy for service charges on deposit accounts which is within the scope of ASC 606-

Service Charges on Deposit Accounts. Deposit related fees consist of fees earned on transaction-based, account maintenance, and overdraft services. Transaction-based fees, which include services such as wire fees, ATM use fees, debit card interchange fees, stop payment charges, statement rendering, and ACH fees, are recognized at the time the transaction is executed as that it the point in time the Company fulfills the customer’s request. Account maintenance fees, which relate primarily to monthly maintenance, are earned over the course of a month, representing the period over which the Company satisfies the performance obligation. Overdraft fees are recognized at the point in time that the overdraft occurs. Service charges on deposits are withdrawn from the customer’s account balance.

36

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(1)	Summary of Significant Accounting Policies, continued

Income Taxes. There are two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods.

Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

The Company provides reserves for potential payments of tax related to uncertain tax positions. These reserves are based on a determination of whether and how much of a tax benefit taken by the Company in its tax filings or positions is more likely than not to be realized following resolution of any potential contingencies present related to the tax benefit. Potential interest and penalties associated with such uncertain tax positions are recorded as a component of income tax expense.

The Company recognizes interest and penalties on income taxes as a component of income tax expense.

The Company and the Bank file a consolidated income tax return. Income taxes are allocated proportionately to the Company and the Bank as though separate income tax returns were filed.

Advertising. The Company expenses all media advertising as incurred. Media advertising expense included in other noninterest expenses in the accompanying consolidated statements of operations was approximately $10,000 and $18,000 during the years ended December 31, 2020 and 2019, respectively.

Stock Compensation Plan. The Company has adopted the fair value recognition method and expenses the fair value of any stock options as they vest. Under the fair value recognition method, the Company recognizes stock-based compensation in the accompanying consolidated statements of operations.

Loss Per Share. Basic loss per share is computed on the basis of the weighted-average number of common shares outstanding. In 2020 and 2019, basic and diluted loss per share is the same due to the net loss incurred by the Company. Loss per common share has been computed based on the following:

	Year Ended December 31,
	2020	2019
Weighted-average number of common shares outstanding used to calculate basic and diluted loss per common share	2,934,293	1,901,970

37

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(1)	Summary of Significant Accounting Policies, continued

Off-Balance-Sheet Financial Instruments. In the ordinary course of business, the Company may enter into off-balance-sheet financial instruments consisting of commitments to extend credit, unused lines of credit, and standby letters of credit. Such financial instruments are recorded in the consolidated financial statements when they are funded.

Fair Value Measurements. Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The fair value hierarchy requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The hierarchy describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable. Valuations may be obtained from, or corroborated by, third-party pricing services.

Level 3: Unobservable inputs to measure fair value of assets and liabilities for which there is little, if any market activity at the measurement date, using reasonable inputs and assumptions based upon the best information at the time, to the extent that inputs are available without undue cost and effort.

The following describes valuation methodologies used for assets measured at fair value:

Debt Securities Available for Sale and Held to Maturity. Where quoted prices are available in an active market, debt securities are classified within Level 1 of the valuation hierarchy. Level 1 debt securities include highly liquid government bonds and certain mortgage products. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows. Examples of such instruments, which would generally be classified within Level 2 of the valuation hierarchy, include certain collateralized mortgage obligations, mortgage-backed securities, SBA pool securities and taxable municipal securities.

Impaired Loans. The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available for similar loans and collateral underlying such loans. Such adjustments result in level 3 fair value classification for impaired loans measured at fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification. Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted in accordance with the allowance policy.

38

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(1)	Summary of Significant Accounting Policies, continued

Fair Values of Financial Instruments. The following methods and assumptions were used by the Company in estimating fair values of financial instruments disclosed herein:

Cash and Cash Equivalents. The carrying amounts of cash and cash equivalents approximate their fair value (Level 1).

Debt Securities. Fair values for debt securities are based on the framework for measuring fair value established by GAAP (Level 2).

Loans. For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for fixed-rate loans, including fixed-rate residential and commercial real estate and commercial loans, are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality (Level 3).

Federal Home Loan Bank Stock. Fair value of the Company’s investment in Federal Home Loan Bank stock is based on its redemption value, which is its cost of $100 per share (Level 3).

Accrued Interest Receivable. The carrying amount of accrued interest approximates its fair value (Level 3).

Deposit Liabilities. The fair values disclosed for demand, NOW, money-market and savings deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for fixed-rate time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on time deposits to a schedule of aggregated expected monthly maturities of time deposits (Level 3).

Federal Home Loan Bank Advances. Fair values of Federal Home Loan Bank advances are estimated using discounted cash flow analysis based on the Company’s current incremental borrowing rates for similar types of borrowings (Level 3).

Off-Balance-Sheet Financial Instruments. Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing (Level 3).

Comprehensive loss. GAAP generally requires that recognized revenue, expenses, gains and losses be included in net loss. Although certain changes in consolidated assets and liabilities, such as unrealized gains and losses on debt securities available for sale, are reported as a separate component of the equity section of the consolidated balance sheets, such items along with net loss, are components of comprehensive loss.

Accumulated other comprehensive loss consists of the following (in thousands):

	31-Dec-20	31-Dec-19

Unrealized gain on debt securities available for sale	$50	$11
Unamortized portion of unrealized loss related to debt securities available for sale transferred to debt securities held-to-maturity	(144)	(284)
Income tax benefit	25	68

	$(69)	$(205)

39

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(1)	Summary of Significant Accounting Policies, continued

Reclassifications. Certain amounts in 2019 consolidated financial statements have been reclassified to conform to the 2020 consolidated financial statement presentation.

Recent Pronouncements. In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13 Financial Instruments-Credit Losses (Topic 326). The ASU improves financial reporting by requiring timelier recording of credit losses on loans and other financial instruments held by the Company. The ASU requires the Company to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses. The Company will continue to use judgment to determine which loss estimation method is appropriate for their circumstances. The ASU requires enhanced disclosures to help investors and other financial statement users better understand significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of an organization’s portfolio. These disclosures include qualitative and quantitative requirements that provide additional information about the amounts recorded in the condensed consolidated financial statements. Additionally, the ASU amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. The ASU will take effect for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. The Company is in the process of determining the effect of the ASU on its consolidated financial statements.

(continued)

40

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(2) Debt Securities. Debt Securities have been classified according to management’s intent. The carrying amount of debt securities and approximate fair values are as follows (in thousands):

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

At December 31, 2020:
Held-to-maturity:
Collateralized mortgage obligations	$2,420	$116	—	$2,536
Mortgage-backed securities	979	34	—	1,013
Total	$3,399	$150	—	$3,549
Available for sale:
SBA Pool Securities	$1,338	$—	$(41)	$1,297
Collateralized mortgage obligations	458	27	—	485
Taxable municipal securities	5,063	29	(7)	5,085
Mortgage-backed securities	11,984	53	(11)	12,026
Total	$18,843	$109	$(59)	$18,893

At December 31, 2019:
Held-to-maturity:
Collateralized mortgage obligations	$4,218	$129	—	$4,347
Mortgage-backed securities	1,588	51	—	1,639
Total	$5,806	$180	—	$5,986
Available for sale:
SBA Pool Securities	$1,734	$—	$(52)	$1,682
Collateralized mortgage obligations	998	18	—	1,016
Mortgage-backed securities	2,666	45	—	2,711
Total	$5,398	$63	$(52)	$5,409

There were no sales of debt securities available for sale during the years ended December 31, 2020 and 2019.

Debt securities with gross unrealized losses, aggregated by investment category and length of time that individual debt securities have been in a continuous loss position, is as follows (in thousands):

	Over Twelve Months		Less Than Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
At December 31, 2020:
Available for Sale:
SBA Pool Securities	$41	$1,297	$-	$-
Taxable municipal securities	$-	$-	$7	$1,413
Mortgage-backed securities	$-	$-	$11	$3,583
Total	41	1,297	18	4,996
At December 31, 2019 —
Available for Sale —
SBA Pool Securities	$52	1.682	-	-

(continued)

41

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(2) Debt Securities, Continued. Management evaluates debt securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At December 31, 2020 and 2019, the unrealized losses on eleven and six debt securities, respectively were caused by market conditions. It is expected that the debt securities would not be settled at a price less than the book value of the investments. Because the decline in fair value is attributable to market conditions and not credit quality, and because the Company has the ability and intent to hold these investments until a market price recovery or maturity, these investments are not considered other-than-temporarily impaired.

As of December 31, 2020, the Company had pledged securities with a market value of $230,000 as collateral for the Federal Reserve Bank (the “FRB”) discount window.

The Company’s available-for-sale and held-to-maturity debt securities all have contractual maturity dates which are greater than ten years as of December 31, 2020. Expected maturities of these debt securities will differ from contractual maturities because borrowers have the right to call or repay obligations with or without call or prepayment penalties.

(continued)

42

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(3) Loans. The components of loans are as follows (in thousands):

	At December 31, 2020	At December 31, 2019

Residential real estate	$30,254	$28,266
Multi-family real estate	20,637	8,396
Commercial real estate	71,714	55,652
Land and construction	4,750	2,496
Commercial	21,849	4,476
Consumer	5,715	4,903

Total loans	154,919	104,189

(Deduct) add:
Net deferred loan (fees), costs and premiums	(544)	53
Allowance for loan losses	(1,906)	(2,009)

Loans, net	$152,469	$102,233

The Company grants the majority of its loans to borrowers throughout Broward County, Florida and portions of Palm Beach and Miami-Dade Counties, Florida. Although the Company has a diversified loan portfolio, a significant portion of its borrowers’ ability to repay their loans and meet their contractual obligations to the Company is dependent upon the economy in Broward, Palm Beach and Miami-Dade Counties, Florida.

(continued)

43

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(3) Loans, Continued. An analysis of the change in the allowance for loan losses for the years ended December 31, 2020 and 2019 follows (in thousands):

	Residential Real Estate	Multi-Family Real Estate	Commercial Real Estate	Land and Construction	Commercial	Consumer	Unallocated	Total

Year Ended December 31, 2020:
Beginning balance	531	82	624	21	573	152	26	2,009
Provision (Credit) for loan losses	175	171	260	7	284	149	(26)	1,020
Charge-offs	(259)	—	—	—	(775)	(150)	—	(1,184)
Recoveries	16	—	—	24	21	—	—	61

Ending balance	$463	$253	$884	$52	$103	$151	$—	$1,906
Year Ended December 31, 2019:
Beginning balance	$544	88	545	37	850	25	154	2,243
(Credit) provision for loan losses	(36)	(6)	274	(40)	(277)	134	(128)	(79)
Charge-offs	—	—	(195)	—	—	(7)	—	(202)
Recoveries	23	—	—	24	—	—	—	47

Ending balance	$531	$82	$624	$21	$573	$152	$26	$2,009

The balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of December 31, 2020 and 2019 follows (in thousands):

	Residential Real Estate	Multi-Family Real Estate	Commercial Real Estate	Land and Construction	Commercial	Consumer	Unallocated	Total

At December 31, 2020:
Individually evaluated for impairment:
Recorded investment	$—	$—	$2,193	$—	$—	$—	$—	$2,193
Balance in allowance for loan losses	$—	$—	$—	$—	$—	$—	$—	$—

Collectively evaluated for impairment:
Recorded investment	$30,254	$20,637	$69,521	$4,750	$21,849	$5,715	$—	$152,726
Balance in allowance for loan losses	$463	$253	$884	$52	$103	$151	$—	$1,906

At December 31, 2019:
Individually evaluated for impairment:
Recorded investment	$944	$—	$2,206	$—	$812	$—	$—	$3,962
Balance in allowance for loan losses	$258	$—	$—	$—	$531	$—	$—	$789

Collectively evaluated for impairment:
Recorded investment	$27,322	$8,396	$53,446	$2,496	$3,664	$4,903	$—	$100,227
Balance in allowance for loan losses	$273	$82	$624	$21	$42	$152	$26	$1,220

(continued)

44

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(3)	Loans, Continued.

Residential Real Estate, Multi-Family Real Estate, Commercial Real Estate, Land and Construction. All loans are underwritten in accordance with policies set forth and approved by the Board of Directors (the “Board”), including repayment capacity and source, value of the underlying property, credit history and stability. Residential real estate loans are underwritten based on repayment capacity and source, value of the underlying property, credit history and stability. Multi-family and commercial real estate loans are secured by the subject property and are underwritten based upon standards set forth in the policies approved by the Company’s Board. Such standards include, among other factors, loan to value limits, cash flow coverage and general creditworthiness of the obligors. Construction loans to borrowers finance the construction of owner occupied and leased properties. These loans are categorized as construction loans during the construction period, later converting to commercial or residential real estate loans after the construction is complete and amortization of the loan begins. Real estate development and construction loans are approved based on an analysis of the borrower and guarantor, the viability of the project and on an acceptable percentage of the appraised value of the property securing the loan. Real estate development and construction loan funds are disbursed periodically based on the percentage of construction completed. The Company carefully monitors these loans with on-site inspections and requires the receipt of lien waivers on funds advanced. Development and construction loans are typically secured by the properties under development or construction, and personal guarantees are typically obtained. Further, to assure that reliance is not placed solely on the value of the underlying property, the Company considers the market conditions and feasibility of proposed projects, the financial condition and reputation of the borrower and guarantors, the amount of the borrower’s equity in the project, independent appraisals, cost estimates and pre-construction sales information. The Company also makes loans on occasion for the purchase of land for future development by the borrower. Land loans are extended for future development for either commercial or residential use by the borrower. The Company carefully analyzes the intended use of the property and the viability thereof.

Commercial. Commercial business loans and lines of credit consist of loans to small- and medium-sized companies in the Company’s market area. Commercial loans are generally used for working capital purposes or for acquiring equipment, inventory or furniture. Primarily all of the Company’s commercial loans are secured loans, along with a small amount of unsecured loans. The Company’s underwriting analysis consists of a review of the financial statements of the borrower, the lending history of the borrower, the debt service capabilities of the borrower, the projected cash flows of the business, the value of the collateral, if any, and whether the loan is guaranteed by the principals of the borrower. These loans are generally secured by accounts receivable, inventory and equipment. Commercial loans are typically made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business, which makes them of higher risk than residential loans and the collateral securing loans may be difficult to appraise and may fluctuate in value based on the success of the business. The Company seeks to minimize these risks through its underwriting standards. The Company took action to support its clients and help its communities by participating in the Payroll Protection Plan (“PPP”). The Company originated 204 PPP loans for a total dollar amount of $19.2 million. These loans are 100% guaranteed by the Small Business Administration (the “SBA”). At December 31, 2020, the outstanding PPP loans totaled $18.4 million.

Consumer. Consumer loans are extended for various purposes, including purchases of automobiles, recreational vehicles, and boats. Also offered are home improvement loans, lines of credit, personal loans, and deposit account collateralized loans. Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions in their market areas such as unemployment levels. Loans to consumers are extended after a credit evaluation, including the creditworthiness of the borrower(s), the purpose of the credit, and the secondary source of repayment. Consumer loans are made at fixed and variable interest rates. Risk is mitigated by the fact that the loans are of smaller individual amounts.

(continued)

45

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(3)	Loans, Continued. The following summarizes the loan credit quality (in thousands):

	Pass	OLEM (Other Loans Especially Mentioned)	Sub- standard	Doubtful	Loss	Total

At December 31, 2020:
Residential real estate	$29,408	$—	$846	$—	$—	$30,254
Multi-family real estate	20,637	—	—	—	—	20,637
Commercial real estate	63,405	4,449	3,860	—	—	71,714
Land and construction	4,750	—	—	—	—	4,750
Commercial	20,735	1,114	—	—	—	21,849
Consumer	5,715	—	—	—	—	5,715

Total	$144,650	$5,563	$4,706	$—	$—	$154,919
At December 31, 2019:
Residential real estate	$27,322	$—	$944	$—	$—	$28,266
Multi-family real estate	8,396	—	—	—	—	8,396
Commercial real estate	53,011	435	2,206	—	—	55,652
Land and construction	1,261	1,235	—	—	—	2,496
Commercial	3,027	637	812	—	—	4,476
Consumer	4,903	—	—	—	—	4,903

Total	$97,920	$2,307	$3,962	$—	$—	$104,189

Internally assigned loan grades are defined as follows:

Pass – a Pass loan’s primary source of loan repayment is satisfactory, with secondary sources very likely to be realized if necessary. These are loans that conform in all aspects to bank policy and regulatory requirements, and no repayment risk has been identified.

OLEM – an Other Loan Especially Mentioned has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or the Company’s credit position at some future date.

Substandard – a Substandard loan is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. Included in this category are loans that are current on their payments, but the Bank is unable to document the source of repayment. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful – a loan classified as Doubtful has all the weaknesses inherent in one classified as Substandard, with the added characteristics that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future. The Company charges off any loan classified as Doubtful.

Loss – a loan classified as Loss is considered uncollectible and of such little value that continuance as a bankable asset is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future. The Company fully charges off any loan classified as Loss.

(continued)

46

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(3)	Loans, Continued. Age analysis of past due loans at December 31, 2020 and 2019 is as follows (in thousands):

	Accruing Loans
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Nonaccrual Loans	Total Loans
At December 31, 2020:
Residential real estate	$977	$—	$—	$977	$29,277	$—	$30,254
Multi-family real estate	—	—	—	—	20,637	—	20,637
Commercial real estate	—	—	—	—	69,521	2,193	71,714
Land and construction	—	—	—	—	4,750	—	4,750
Commercial	—	—	—	—	21,849	—	21,849
Consumer	6	—	—	6	5,709	—	5,715

Total	$983	$—	$—	$983	$151,743	$2,193	$154,919

At December 31, 2019:
Residential real estate	$944	$—	$—	$944	$27,322	$—	$28,266
Multi-family real estate	—	—	—	—	8,396	—	8,396
Commercial real estate	—	—	—	—	55,652	—	55,652
Land and construction	1,235	—	—	1,235	1,261	—	2,496
Commercial	—	—	—	—	3,664	812	4,476
Consumer	—	—	—	—	4,903	—	4,903

Total	$2,179	$—	$—	$2,179	$101,198	$812	$104,189

The following summarizes the amount of impaired loans (in thousands):

	At December 31, 2020			At December 31, 2019
		Unpaid			Unpaid
	Recorded	Principal	Related	Recorded	Principal	Related
	Investment	Balance	Allowance	Investment	Balance	Allowance
With no related allowance recorded:
Commercial real estate	$2,193	$2,193	—	$2,206	$2,206	—

With related allowance recorded:
Residential real estate	—	—	—	944	944	258
Commercial	—	—	—	812	812	531

Total
Residential real estate	$—	$—	$—	$944	$944	$258
Commercial real estate	$2,193	$2,193	$—	$2,206	$2,206	$—
Commercial	$—	$—	$—	$812	$812	$531

Total	$2,193	$2,193	$—	$3,962	$3,962	$789

(continued)

47

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(3)	Loans, Continued. The average recorded investment in impaired loans and interest income recognized and received on impaired loans are as follows (in thousands):

	For the Year Ended December 31,
	2020			2019
	Average Recorded Investment	Interest Income Recognized	Interest Income Received	Average Recorded Investment	Interest Income Recognized	Interest Income Received

Residential real estate	$651	$18	$11	$949	$75	$69
Commercial real estate	$2,194	$78	$60	$2,672	$115	$113
Commercial	$499	$—	$18	$1,208	$43	$48

Total	$3,344	$96	$89	$4,829	$233	$230

No loans have been determined to be troubled debt restructurings (TDR’s) during the year ended December 31, 2020 and 2019. At December 31, 2020 and 2019, there were no loans modified and entered into TDR’s within the past twelve months, that subsequently defaulted during the years ended December 31, 2020 or 2019.

The Company has elected to account for eligible loan modifications under Section 4013 of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). To be eligible, a loan modification must be (1) related to the COVID-19 pandemic; (2) executed on a loan that was not more than thirty days past due as of December 31, 2019; and (3) executed between March 1, 2020, and the earlier of (A) sixty days after the date of termination of the national emergency declared by the President on March 13, 2020 concerning the COVID-19 outbreak (the “national emergency”) or (B) December 31, 2020. Eligible loan modifications are not required to be classified as TDRs and will not be reported as past due provided that they are performing in accordance with the modified terms. Interest income will continue to be recognized in accordance with GAAP unless the loan is placed on nonaccrual status in accordance with the nonaccrual policy.

During 2020, the Company executed short-term loan payment deferment modifications on certain loans. These modifications qualified as eligible loan modifications under Section 4013 of the CARES Act and therefore, were not required to be classified as TDRs and were not reported as past due. All of the loans that received short-term COVID-19 deferrals had reverted back to their original pre-modification terms and are being paid as agreed.

(4)	Premises and Equipment A summary of premises and equipment follows (in thousands):

	At December 31,
	2020	2019
Land	$426	$426
Buildings and improvements	654	654
Furniture, fixtures and equipment	730	664
Leasehold improvements	505	367

Total, at cost	2,315	2,111

Less accumulated depreciation and amortization	(902)	(722)

Premises and equipment, net	$1,413	$1,389

The Company sold one of its branch locations to a related party. The related party is a significant stockholder. The sale was completed in November 2019 for $1,400,000. The Company financed $1,050,000 of the total sales price. In connection with the sale, the Company recorded a loss in the consolidated statement of operations of $215,000 in November 2019.

The Company entered into an operating lease agreement for the purpose of relocating the aforementioned branch. The lease for the new location commenced during September 2019.

(continued)

48

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(5)	Leases. The Company’s operating lease obligation is for two of the Company’s branch locations. Our leases have a weighted-average remaining lease term of approximately 7.4 years and do not offer options to extend the leases. The components of lease expense and other lease information are as follows (in thousands):

	For the year ended December 31,
	2020	2019

Operating lease cost	$171	$99
Cash paid for amounts included in measurement of lease liabilities	$158	$93

	At December 31, 2020		At December 31, 2019

Operating lease right-of-use assets	$904		1,055
Operating lease liabilities	$923		1,061
Weighted-average remaining lease term	7.4	years	8.4	years
Weighted-average discount rate	2.1%		2.1%

Future minimum lease payments under non-cancellable leases, reconciled to our discounted operating lease liabilities are as follows (in thousands):

At December 31, 2020
2021	$163
2022	$161
2023	$92
2024	$94
2025	$91
Thereafter	$397
Total future minimum lease payments	$998
Less imputed interest	$(75)
Total operating lease liability	$923

49

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(6)	Deposits

The aggregate amount of time deposits with a minimum denomination of $250,000 was approximately $2.5 million and $4.9 million at December 31, 2020 and 2019, respectively.

A schedule of maturities of time deposits at December 31, 2020 follows (in thousands):

Maturing Year Ending December 31,	Amount
2021	$17,471
2022	3,040
2023	493
2024	252
2025	487
$21,743

(7)	Federal Home Loan Bank Advances and Other Available Credit

The maturities and interest rates on the Federal Home Loan Bank (“FHLB”) advances were as follows (dollars in thousands)

Maturity Year Ending	Interest	At December 31,
December 31,	Rate	2020	2019
2021	1.68%	$5,000	$5,000
2024	1.96%	4,000	4,000
2025	1.08%	10,000	—
2029	1.69%	4,000	4,000
		$23,000	$13,000

At December 31, 2020, one FHLB advance in the amount of $5.0 million had a fixed interest rate, and three FHLB Advances were structured advances with potential calls on a quarterly basis.

FHLB advances are collateralized by a blanket lien requiring the Company to maintain certain first mortgage loans as pledged collateral. At December 31, 2020, the Company has remaining credit availability of $29.1 million which can be used if additional collateral is pledged. At December 31, 2020, the Company had loans pledged with a carrying value of $86.6 million as collateral for FHLB advances.

At December 31, 2020, the Company also had lines of credit amounting to $9.5 million with four correspondent banks to purchase federal funds. The Company also has a line of credit with the Federal Reserve Bank under which the Company may draw up to $223,000. The line is secured by $230,000 in securities. At December 31, 2020 and 2019 there were no borrowings under these lines of credit.

(continued)

50

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(8)	Financial Instruments

The estimated fair values of the Company’s financial instruments were as follows (in thousands):

	At December 31, 2020			At December 31, 2019
	Carrying Amount	Fair Value	Level	Carrying Amount	Fair Value	Level
Financial assets:
Cash and cash equivalents	$54,629	$54,629	1	$8,934	$8,934	1
Debt Securities available for sale	18,893	18,893	2	5,409	5,409	2
Debt Securities held-to-maturity	3,399	3,549	2	5,806	5,986	2
Loans	152,469	153,276	3	102,233	102,060	3
Federal Home Loan Bank stock	1,092	1,092	3	642	642	3
Accrued interest receivable	1,336	1,336	3	432	432	3

Financial liabilities:
Deposit liabilities	190,759	191,011	3	101,372	101,256	3
Federal Home Loan Bank advances	23,000	23,254	3	13,000	13,137	3
Junior subordinated debenture	2,068	N/A(1)	3	2,580	N/A(1)	3
Off-balance sheet financial instruments	—	—	3	—	—	3

(1)	The Company is unable to determine value based on significant unobservable inputs required in the calculation. Refer to Note1 for further information.

The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments are commitments to extend credit, unused lines of credit, and standby letters of credit and may involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated balance sheet. The contract amounts of these instruments reflect the extent of involvement the Company has in these financial instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Because some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company, upon extension of credit, is based on management’s credit evaluation of the counterparty.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit to customers is essentially the same as that involved in extending loan facilities to customers. The Company generally holds collateral supporting those commitments. Standby letters of credit generally have expiration dates within one year.

Commitments to extend credit, unused lines of credit, and standby letters of credit typically result in loans with a market interest rate when funded. A summary of the contractual amounts of the Company’s financial instruments with off-balance-sheet risk at December 31, 2020 follows (in thousands):

Commitments to extend credit	$5,790

Unused lines of credit	$9,624

Standby letters of credit	$4,550

(continued)

51

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(9)	Income Taxes

Income tax benefit consisted of the following (in thousands):

	Year Ended December 31,
	2020	2019
Current:
Federal	$—	$—
State	—	—

Total Current	—	—

Deferred:
Federal	(161)	(240)
State	(34)	(50)
Change in Valuation Allowance	195	238

Total Deferred	—	(52)

Total	$—	$(52)

The reasons for the differences between the statutory Federal income tax rate and the effective tax rate are summarized as follows (dollars in thousands):

	Year Ended December 31,
	2020		2019
	Amount	% of Pretax Loss	Amount	% of Pretax Loss

Income tax benefit at statutory rate	$(164)	21%	$(242)	21%
Increase (decrease) resulting from:
State taxes, net of Federal tax benefit	(34)	4.4%	(50)	4.3%
Other permanent differences	3	(0.4)%	2	(0.2)%
Change in valuation allowance	195	(25)%	238	(20.7)%
	$—	0%	$(52)	4.4%

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below (in thousands):

	At December 31,
	2020	2019
Deferred tax assets:
Net operating loss carryforwards	$4,284	$4299
Premises and equipment	60	65
Nonaccrual loan interest	40	51
Lease Liability	234	269
Unrealized gain on debt securities	25	68
Other	—	1

	4,643	4,753
Less: Valuation allowance	4,005	3,810

Total deferred tax assets	638	943

Deferred tax liabilities:
Allowance for loan losses	(283)	(541)
Right of use lease assets	(229)	(267)
Loan costs	(101)	(67)
Total deferred tax liabilities	(613)	(875)
Net deferred tax asset	$25	$68

During the years ended December 31, 2020 and 2019, the Company assessed its earnings history and trend over the past year and its estimate of future earnings, and determined that it was more likely than not that the deferred tax assets would not be realized in the near term. Accordingly, a valuation allowance was recorded and maintained against the net deferred tax asset for the amount not expected to be realized in the future. At December 31, 2020 and 2019, the net deferred tax asset of $25,000 and $68,000, respectively, was presented under the caption “other assets” on the accompanying consolidated balance sheets.

At December 31, 2020, the Company had net operating loss carryforwards of approximately $16.9 million for Federal and Florida tax purposes available to offset future taxable income. These carryforwards will begin to expire in 2029. A portion of the Federal and Florida net operating losses are subject to Internal Revenue Code (“IRC”) Section 382 limitations.

The Company files U.S. and Florida income tax returns. The Company is no longer subject to U.S. Federal or state income tax examinations by taxing authorities for years before 2017.

The Company regularly reviews its tax positions in each significant taxing jurisdiction in the process of evaluating its unrecognized tax benefits. The Company makes adjustments to its unrecognized tax benefits when: (i) facts and circumstances regarding a tax position change, causing a change in management’s judgment regarding that tax position; (ii) a tax position is effectively settled with a tax authority at a differing amount; and/or (iii) the statute of limitations expires regarding a tax position. The Company does not expect a change in unrecognized tax benefits in the next 12 months.

(continued)

52

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(9)	Income Taxes, Continued

The Company files U.S. and Florida income tax returns. The Company is no longer subject to U.S. Federal or state income tax examinations by taxing authorities for years before 2017.

The Company regularly reviews its tax positions in each significant taxing jurisdiction in the process of evaluating its unrecognized tax benefits. The Company makes adjustments to its unrecognized tax benefits when: (i) facts and circumstances regarding a tax position change, causing a change in management’s judgment regarding that tax position; (ii) a tax position is effectively settled with a tax authority at a differing amount; and/or (iii) the statute of limitations expires regarding a tax position. The Company does not expect a change in unrecognized tax benefits in the next year.

53

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(10)	Related Party Transactions

The Company has entered into transactions with its executive officers, directors and their affiliates in the ordinary course of business.

During 2020, the Company incurred approximately $44,000 in legal fees payable to a law firm owned by a director.

At December 31, 2020 and 2019, related parties had approximately $36,000,000 and $828,000, respectively, on deposit with the Company.

At December 31, 2020, all of the outstanding Trust Preferred Securities were held by a company affiliated with a director of the Company.

At December 31, 2020 and 2019, related party loans totaled $1,100,000 and $1,000,000, respectively.

As disclosed in Note 4, the Company sold one of its branch locations to a related party.

As discussed in Note 18, during 2020, the Company issued 400 shares of preferred stock to a related party at a cash price of $25,000 per share, or an aggregate of $10 million. The related party is a significant common stockholder.

(11)	Stock-Based Compensation

The Company is authorized to grant stock options, stock grants and other forms of equity-based compensation under its 2018 Equity Incentive Plan, as amended, (the “Plan”). The plan has been approved by the shareholders. The Company is authorized to issue up to 550,000 shares of common stock under the 2018 Plan, of which 237,792 have been issued, and 312,208 shares remain available for grant.

During the year ended December 31, 2019, the Company recorded compensation expense of $201,000 with respect to 58,309 shares issued to a director for services performed.

During the year ended December 31, 2020, the Company recorded compensation expense of $219,000 with respect to 80,602 shares issued to a director and an executive officer for services performed.

(12)	Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts, and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

(continued)

54

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(12)	Regulatory Matters, Continued

In 2019, the federal banking agencies jointly issued a final rule that provides for an optional, simplified measure of capital adequacy, the community bank leverage ratio framework (CBLR framework), for qualifying community banking organizations. The final rule became effective on January 1, 2020 and was elected by the Bank. In April 2020, the federal banking agencies issued an interim final rule that makes temporary changes to the CBLR framework, pursuant to section 4012 of the Coronavirus Aid, Relief, and Economic Security (CARES) Act, and a second interim final rule that provides a graduated increase in the community bank leverage ratio requirement after the expiration of the temporary changes implemented pursuant to section 4012 of the CARES Act.

The community bank leverage ratio removes the requirement for qualifying banking organizations to calculate and report risk-based capital but rather only requires a Tier 1 to average assets (leverage) ratio. Qualifying community banking organizations that elect to use the community bank leverage ratio framework and that maintain a leverage ratio of greater than required minimums will be considered to have satisfied the generally applicable risk based and leverage capital requirements in the agencies’ capital rules (generally applicable rule) and, if applicable, will be considered to have met the well capitalized ratio requirements for purposes of section 38 of the Federal Deposit Insurance Act. Under the interim final rules, the community bank leverage ratio minimum requirement is 8% as of December 31, 2020, 8.5% for calendar year 2021, and 9% for calendar year 2022 and beyond. The interim rule allows for a two-quarter grace period to correct a ratio that falls below the required amount, provided that the Bank maintains a leverage ratio of 7% as of December 31, 2020, 7.5% for calendar year 2021, and 8% for calendar year 2022 and beyond. Under the final rule, an eligible community banking organization can opt out of the CBLR framework and revert back to the risk-weighting framework without restriction.

Management believes, as of December 31, 2020, that the Bank meets all capital adequacy requirements to which it is subject. The Bank’s actual capital amounts and percentages are presented in the table ($ in thousands):

	Actual		To Be Well Capitalized Under Prompt Corrective Action Regulations (CBLR Framework)
	Amount	%	Amount	%
As of December 31, 2020:
Tier I Capital to Total Assets	19,261	9.00%	17,116	8.00%

	Actual		For Capital Adequacy Purposes		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	%	Amount	%	Amount	%
As of December 31, 2019:
Total Capital to Risk-Weighted Assets	$12,212	12.03%	$8,124	8.00%	$10,154	10.00%
Tier I Capital to Risk-Weighted Assets	10,934	10.77	6,093	6.00	8,124	8.00
Common equity Tier I capital to Risk-Weighted Assets	10,934	10.77	4,569	4.50	6,600	6.50
Tier I Capital to Total Assets	10,934	8.73	5,010	4.00	6,263	5.00

55

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(13)	Dividends.

The Company is limited in the amount of cash dividends that may be paid. Banking regulations place certain restrictions on dividends and loans or advances made by the Bank to the Company. The amount of cash dividends that may be paid by the Bank to the Company is based on the Bank’s net earnings of the current year combined with the Bank’s retained earnings of the preceding two years, as defined by state banking regulations. However, for any dividend declaration, the Company must consider additional factors such as the amount of current period net earnings, liquidity, asset quality, capital adequacy and economic conditions. It is likely that these factors would further limit the amount of dividends which the Company could declare. In addition, bank regulators have the authority to prohibit banks from paying dividends if they deem such payment to be an unsafe or unsound practice.

(14)	Contingencies.

Various claims also arise from time to time in the normal course of business. In the opinion of management, none have occurred that will have a material effect on the Company’s consolidated financial statements.

(15)	Retirement Plans.

The Company has a 401(k) Profit Sharing plan covering all eligible employees who are over the age of twenty-one and have completed one year of service. The Company may make a matching contribution each year. The Company did not make any matching contributions in connection with this plan during the years ended December 31, 2020 or 2019.

(continued)

56

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(16)	Fair Value Measurement

There were no impaired collateral dependent loans measured at fair value on a nonrecurring basis of December 31, 2020. Impaired collateral-dependent loans measured at fair value on a nonrecurring basis were as follows at December 31, 2019 (in thousands):

	Fair Value	Level 1	Level 2	Level 3	Total Losses	Losses Recorded in Operations For the Year Ended December 31, 2019
Residential real estate	$686	$—	$—	$686	$258	$—

Debt securities available for sale measured at fair value on a recurring basis are summarized below (in thousands):

	Fair Value Measurements Using
	Fair Value	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

At December 31, 2020:
SBA Pool Securities	$1,297	$—	$1,297	$—
Collateralized mortgage obligations	485	—	485	—
State and political subdivision	5,085	—	5,085
Mortgage-backed securities	12,026	—	12,026	—
Total	$18,893	—	18,893	—

At December 31, 2019:
SBA Pool Securities	$1,682	$—	$1,682	$—
Collateralized mortgage obligations	1,016	—	1,016	—
Mortgage-backed securities	2,711	—	2,711	—
Total	$5,409	—	$5,409	$—

During the years ended December 31, 2020 and 2019, no debt securities were transferred in or out of Level 3.

57

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(17)	Company Unconsolidated Financial Information

The Company’s unconsolidated financial information as of December 31, 2020 and 2019 and for the years then ended follows (in thousands):

Condensed Balance Sheets

	At December 31,
	2020	2019
Assets

Cash	$123	$10
Investment in subsidiary	19,193	10,730
Other assets	642	167

Total assets	$19,958	$10,907

Liabilities and Stockholders’ Equity

Other liabilities	$56	$1,120
Junior subordinated debenture	2,068	2,580
Stockholders’ equity	17,834	7,207

Total liabilities and stockholders’ equity	$19,958	$10,907

Condensed Statements of Operations

	Year Ended December 31,
	2020	2019
Loss of subsidiary	$(43)	$(246)
Interest expense	(122)	(294)
Other expense	(617)	(560)

Net loss	$(782)	$(1,100)

Condensed Statements of Cash Flows

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(782)	$(1,100)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	219	201
Equity in undistributed loss of subsidiary	43	246
(Decrease) increase in other liabilities	(1,062)	387
(Increase) decrease in other assets	(475)	31

Net cash used in operating activities	(2,057)	(235)

Cash flow from investing activities –
Capital infusion to bank subsidiary	(8,370)	—

Cash flow from financing activities:
Proceeds from sale of preferred stock	10,000	—
Proceeds from sale of common stock	540	—

Cash provided by financing activities	10,540	—

Net increase (decrease) in cash	113	(235)

Cash at beginning of the year	10	245

Cash at end of year	$123	$10

Noncash transactions:

Change in accumulated other comprehensive loss of subsidiary, net change in unrealized gain on debt securities available for sale, net of income taxes	$136	$125

Common stock issued and reclassified from other liabilities	—	31

Issuance of common stock in exchange for Trust Preferred Securities	$514	$2,644

58

OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(18)	Preferred Stock

During 2020, the Company issued 400 shares of Series B Participating Preferred Stock (the “Series B Preferred Stock”) to a related party at a cash price of $25,000 per share, or an aggregate of $10,000,000. The related party is a significant common stockholder. The Preferred Stock has no par value. Except in the case of liquidation, if the Company declares or pays a dividend or distribution on the common stock, the Company shall simultaneously declare and pay a dividend on the Series B Preferred Stock on a pro rata basis with the common stock determined on an as-converted basis assuming all shares of Series B Preferred Stock had been converted immediately prior to the record date of the applicable dividend. The Preferred Stock is convertible into 4,000,000 shares of common stock, at the option of the Company, subject to the prior fulfilment of the following conditions: (i) such conversion shall have been by approved by the holders of a majority of the outstanding common stock of the Company; and (ii) such conversion shall not result in any holder of the Series B Preferred Stock and any persons with whom the holder may be acting in concert, becoming beneficial owners of more than 9.9% of the outstanding shares of the common stock. The number of shares issuable upon conversion is subject to adjustment based on the terms of the amended Certificate of Designation in the Amendment to the Company’s Articles of Incorporation filed on December 28, 2020 (the “Certificate of Designation”) The Preferred Stock has preferential liquidation rights over common stockholders and holders of junior securities. The liquidation price is the greater of $25,000 per share of preferred stock or such amount per share of preferred stock that would have been payable had all shares of the preferred stock been converted into common stock per the terms of the Certificate of Designation immediately prior to a liquidation. The Preferred Stock generally has no voting rights except as provided in the Certificate of Designation

59

Management’s Discussion and Analysis of Financial Condition and Results of Operations

General

Critical Accounting Policies

The Company’s financial condition and results of operations are sensitive to accounting measurements and estimates of matters that are inherently uncertain. When applying accounting policies in areas that are subjective in nature, the Company must use its best judgment to arrive at the carrying value of certain assets. One of the most critical accounting policies applied by the Company is related to the valuation of its loan portfolio.

A variety of estimates impact the carrying value of the Company’s loan portfolio including the calculation of the allowance for loan losses, valuation of underlying collateral, the timing of loan charge-offs and the amount and amortization of loan fees and deferred origination costs.

The calculation of the allowance for loan losses is a complex process containing estimates which are inherently subjective and susceptible to significant revision as current information becomes available. The allowance is established and maintained at a level management believes is adequate to cover losses resulting from the inability of borrowers to make required payments on loans. Estimates for loan losses are determined by analyzing risks associated with specific loans and the loan portfolio, current trends in delinquencies and charge-offs, the views of the Company’s regulators, changes in the size and composition of the loan portfolio and peer comparisons. The analysis also requires consideration of the economic climate and direction, changes in the economic and interest rate environment which may impact a borrower’s ability to pay, legislation impacting the banking industry and economic conditions specific to the tri-county region the Bank serves in Southeast Florida. Because the calculation of the allowance for loan losses relies on the Company’s estimates and judgments relating to inherently uncertain events, results may differ from management’s estimates.

During the years ended December 31, 2020 and 2019, the Company assessed its earnings history and trend over each year and its estimate of future earnings, and determined that it was more likely than not that its deferred tax assets would not be realized in the near term. Accordingly, a valuation allowance was recorded and maintained against the net deferred tax asset for the amount not expected to be realized in the future.

The allowance for loan losses is also discussed as part of “Loan Portfolio, Asset Quality and Allowance for Loan Losses” and in Note 3 of Notes to the consolidated financial statements. The Company’s significant accounting policies are discussed in Note 1 of Notes to the consolidated financial statements.

Regulation and Legislation

As a state-chartered commercial bank, the Bank is subject to extensive regulation by the Florida Office of Financial Regulation, or Florida OFR, and the FDIC. The Bank files reports with the Florida OFR and the FDIC concerning its activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with or acquisitions of other financial institutions. Periodic examinations are performed by the Florida OFR and the FDIC to monitor the Bank’s compliance with the various regulatory requirements. The Company is also subject to regulation and examination by the Federal Reserve Board of Governors.

Loan Portfolio, Asset Quality and Allowance for Loan Losses

The Bank’s primary business is making business loans. This activity may subject the Bank to potential loan losses, the magnitude of which depends on a variety of economic factors affecting borrowers which are beyond its control. As of December 31, 2020, the Bank’s impaired loans were approximately $2.2 million, or 1.4% of the gross loan portfolio.

60

The following table sets forth the composition of the Bank’s loan portfolio (dollars in thousands):

	At December 31,
	2020		2019		2018
	Amount	% of Total	Amount	% of Total	Amount	% of Total

Residential real estate	$30,254	19.53%	$28,266	27.13%	$27,204	34.31%
Multi-family real estate	20,637	13.32%	8,396	8.06	8,195	10.34
Commercial real estate	71,714	46.29%	55,652	53.41	34,971	44.1
Land and construction	4,750	3.07%	2,496	2.4	3,661	4.62
Commercial	21,849	14.10%	4,476	4.3	4,997	6.3
Consumer	5,715	3.69%	4,903	4.7	260	0.33

Total loans	$154,919	100%	$104,189	100%	$79,288	100%

Deduct (add):
Net deferred loan (fees) costs and premiums	(544)		53		155
Allowance for loan losses	(1,906)		(2,009)		(2,243)

Loans, net	$152,469		$102,233		$77,200

The following table sets forth the activity in the allowance for loan losses (in thousands):

	Year Ended December 31,
	2020	2019	2018

Beginning balance	$2,009	$2,243	$3,991
Provision (credit) for loan losses	1,020	(79)	(1,754)
Loans charged off	(1,184)	(202)	(25)
Recoveries	61	47	31

Ending balance	$1,906	$2,009	$2,243

The allowance for loan losses represents management’s estimate of probable incurred losses inherent in the existing loan portfolio. The allowance for loan losses is increased (decreased) by the provision (credit) for loan losses charged to operations and reduced by loans charged off, net of recoveries. The allowance for loan losses represented 1.23% and 1.93% of the total loans outstanding at December 31, 2020 and 2019, respectively.

The Bank evaluates the allowance for loan losses on a regular basis. The allowance for loan losses is determined based on a periodic review of several factors: reviews and evaluation of individual loans, historical loan loss experiences, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and current economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

61

The allowance consists of two components. The first component consists of amounts specifically reserved (“specific allowance”) for specific loans identified as impaired, as defined by FASB Accounting Standards Codification No. 310 (“ASC 310”). Impaired loans are those loans that management has estimated will not be repaid as agreed upon. The Bank measures impairment on a loan by loan basis for all of its loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral-dependent. A loan may be impaired (i.e. not expected to be repaid as agreed), but may be sufficiently collateralized such that the Bank expects to recover all principal and interest eventually, and therefore no specific reserve is warranted.

The second component is a general reserve (“general allowance”) on all of the Bank’s loans, other than those identified as impaired. The Bank groups these loans into categories with similar characteristics and then applies a loss factor to each group which is derived from the Bank’s historical loss experience for that category adjusted for qualitative factors such as economic conditions and other trends or uncertainties that could affect management’s estimate of probable loss. The aggregate of these two components results in the Bank’s total allowance for loan losses.

The following table sets forth the Bank’s allowance for loan losses by loan type (dollars in thousands):

	At December 31,
	2020		2019		2018
	Amount	% of Total Loans	Amount	% of Total Loans	Amount	% of Total Loans

Residential real estate	$463	19.53%	$531	27.13%	$544	34.31%
Multi-family real estate	253	13.32%	82	8.06	88	10.34
Commercial real estate	884	46.29%	624	53.41	545	44.1
Land and construction	52	3.07%	21	2.4	37	4.62
Commercial	103	14.10%	573	4.3	850	6.3
Consumer	151	3.69%	152	4.7	25	0.33
Unallocated	—	—	26	—	154	—

Total allowance for loan losses	$1,906	100%	$2,009	100%	$2,243	100%

Allowance for loan losses as a percentage of total loans outstanding		1.23%		1.93%		2.83%

The following summarizes the amount of impaired loans (in thousands):

	31-Dec-20			31-Dec-19			31-Dec-18
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance	Related Allowance	Recorded Investment	Unpaid Principal Balance	Related Allowance
With no related allowance recorded:
Commercial real estate	$2,193	$2,193	$—	$2,206	$2,206	$—	$2,259	$2,259	$—
Commercial	—	—	—	—	—	—	1,114	1,114	—

With an allowance recorded:
Residential real estate	—	—	—	944	944	258	954	954	268
Commercial real estate	—	—	—	—	—	—	1,602	1,602	162
Commercial	—	—	—	812	812	531	814	814	814

Total:
Residential real estate	$—	$—	$—	$944	$944	$258	$954	$954	$268
Commercial real estate	$2,193	$2,193	$—	$2,206	$2,206	$—	$3,861	$3,861	$162
Commercial	$—	$—	$—	$812	$812	$531	$1,928	$1,928	$814
Total	$2,193	$2,193	$—	$3,962	$3,962	$789	$6,743	$6,743	$1,244

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During 2020, 2019, and 2018, the average recorded investment in impaired loans and interest income recognized and received on impaired loans is as follows (in thousands):

	Year Ended December 31,
	2020	2019	2018

Average investment in impaired loans	$3,344	$4,829	$3,296
Interest income recognized on impaired loans	$96	$233	$187
Interest income received on a cash basis on impaired loans	$89	$230	$187

Liquidity and Capital Resources

Liquidity represents an institution’s ability to meet current and future obligations through liquidation or maturity of existing assets or the acquisition of additional liabilities. The Bank’s ability to respond to the needs of depositors and borrowers and to benefit from investment opportunities is facilitated through liquidity management.

The Bank’s primary sources of cash during the year ended December 31, 2020, were payments of principal and interest on loans made by the Bank to third parties, payments of principal and interest on debt securities held by the Bank and deposits made by third parties at the Bank. Cash was used primarily to fund loans and repay Federal Home Loan Bank of Atlanta (“FHLB”) advances. The Bank adjusts rates on its deposits to attract or retain deposits as needed. The Bank primarily obtains deposits from its market area.

The Bank may borrow funds from other financial institutions. The Bank is a member of the FHLB, which allows it to borrow funds under a pre-arranged line of credit. As of December 31, 2020, the Bank had $23 million in borrowings outstanding from the FHLB of Atlanta to facilitate lending and manage its asset and liability structure, and remaining credit availability with the FHLB of $29.1 million. At December 31, 2020, the Company also had lines of credit amounting to $9.5 million with four correspondent banks to purchase federal funds. The Company also has a line of credit with the Federal Reserve Bank under which the Company may draw up to $223,000. The line is secured by $230,000 in securities.

Debt Securities

The Bank’s securities portfolio is comprised of SBA pool securities, mortgage backed securities, taxable municipal securities and collateralized mortgage obligations. The securities portfolio is categorized as either “held-to-maturity” or “available for sale.” Debt Securities held-to-maturity represent those securities which the Company has the positive intent and ability to hold to maturity. These debt securities are carried at amortized cost. Debt Securities available for sale represent those investments which may be sold for various reasons including changes in interest rates and liquidity considerations. These debt securities are reported at fair market value and unrealized gains and losses are excluded from earnings and reported in other comprehensive loss.

The following table sets forth the amortized cost and fair value of the Bank’s debt securities portfolio (in thousands):

	Amortized Cost	Fair Value
At December 31, 2020:
Held-to-maturity:
Collateralized mortgage obligations	$2,420	$2,536
Mortgage backed Securities	979	1,013
Total	$3,399	$3,549
Available for sale:
SBA Pool Securities	$1,338	$1,297
Collateralized mortgage obligations	458	485
Taxable municipal securities	5,063	5,085
Mortgage backed Securities.	11,984	12,026
Total	$18,843	$18,893
At December 31, 2019:
Held-to-maturity:
Collateralized mortgage obligations	$4,218	$4,347
Mortgage backed Securities	1,588	1,639
Total	$5,806	$5,986
Available for sale:
SBA Pool Securities	$1,734	$1,682
Collateralized mortgage obligations	998	1,016
Mortgage backed Securities.	2,666	2,711
Total	$5,398	$5,409
At December 31, 2018:
Held-to-maturity:
Collateralized mortgage obligations	$5,183	$5,204
Mortgage backed securities	1,956	1,971
Total	$7,139	$7,175
Available for sale-
SBA Pool Securities	$2,423	$2,359
Total

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The following table sets forth, by maturity distribution, certain information pertaining to the debt securities portfolio at amortized cost (dollars in thousands):

	After One Year Through Five Years	After Ten Years	Total	Yield

At December 31, 2020:
Collateralized mortgage obligation	$—	$2,878	$2,878	1.30%
Mortgage-backed Securities	—	12,963	12,963	1.46%
Taxable municipal securities	—	5,063	5,063	2.08%
SBA Pool Securities	—	1,338	1,338	1.52%
	$—	$22,242	$22,242

At December 31, 2019:
Collateralized mortgage obligation	$—	$5,216	$5,216	2.72%
Mortgage-backed Securities	—	4,254	4,254	2.56%
SBA Pool Securities	—	1,734	1,734	1.46%
	$—	$11,204	$11,204
At December 31, 2018:
Collateralized mortgage obligation	$—	$5,183	$5,183	2.09%
Mortgage - backed Securities	—	1,956	1,956	2.03%
SBA Pool Securities	—	$2,423	$2,423	2.67%
	$—	$9,562	$9,562

Expected maturities of these debt securities will differ from contractual maturities because borrowers have the right to call or repay obligations with or without call or prepayment penalties.

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Market Risk

Market risk is the risk of loss from adverse changes in market prices and rates. The Bank’s market risk arises primarily from interest-rate risk inherent in its lending and deposit-taking activities. The Bank does not engage in securities trading or hedging activities and does not invest in interest-rate derivatives or enter into interest rate swaps.

The Bank may utilize financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. The measurement of market risk associated with financial instruments is meaningful only when all related and offsetting on- and off-balance-sheet transactions are aggregated, and the resulting net positions are identified. Disclosures about the fair value of financial instruments, which reflect changes in market prices and rates, can be found in note 8 of notes to consolidated financial statements.

The Bank’s primary objective in managing interest-rate risk is to minimize the potential adverse impact of changes in interest rates on its net interest income and capital, while adjusting its asset-liability structure to obtain the maximum yield-cost spread on that structure. The Bank actively monitors and manages its interest-rate risk exposure by managing its asset and liability structure. However, a sudden and substantial increase in interest rates may adversely impact its earnings, to the extent that the interest-earning assets and interest-bearing liabilities do not change or reprice at the same speed, to the same extent, or on the same basis.

The Bank uses modeling techniques to simulate changes in net interest income under various rate scenarios. Important elements of these techniques include the mix of floating versus fixed-rate assets and liabilities, and the scheduled, as well as expected, repricing and maturing volumes and rates of the existing balance sheet.

Asset Liability Management

As part of its asset and liability management, the Bank has emphasized establishing and implementing internal asset-liability decision processes, as well as control procedures to aid in managing its earnings. Management believes that these processes and procedures provide us with better capital planning, asset mix and volume controls, loan-pricing guidelines, and deposit interest-rate guidelines, which should result in tighter controls and less exposure to interest-rate risk.

The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are “interest rate sensitive” and by monitoring an institution’s interest rate sensitivity “gap.” An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest-rate sensitivity gap is defined as the difference between interest-earning assets and interest-bearing liabilities maturing or repricing within a given time period. The gap ratio is computed as the amount of rate sensitive assets less the amount of rate sensitive liabilities divided by total assets. A gap is considered positive when the amount of interest-rate sensitive assets exceeds interest-rate sensitive liabilities. A gap is considered negative when the amount of interest-rate sensitive liabilities exceeds interest-rate sensitive assets. During a period of rising interest rates, a negative gap would adversely affect net interest income, while a positive gap would result in an increase in net interest income. During a period of falling interest rates, a negative gap would result in an increase in net interest income, while a positive gap would adversely affect net interest income.

In order to minimize the potential for adverse effects of material and prolonged increases in interest rates on the results of operations, the Bank’s management continues to monitor its assets and liabilities to better match the maturities and repricing terms of its interest-earning assets and interest-bearing liabilities. The Bank’s policies emphasize the origination of adjustable-rate loans, building a stable core deposit base and, to the extent possible, matching deposit maturities with loan repricing timeframes or maturities.

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The following table sets forth certain information related to the Bank’s interest-earning assets and interest-bearing liabilities at December 31, 2020, that are estimated to mature or are scheduled to reprice within the period shown (dollars in thousands):

Gap Maturity / Repricing Schedule

		More than One Year	More than Five Years
	One Year or Less	and Less than Five Years	and Less than Fifteen Years	Over Fifteen Years	Total
Loans (1):
Residential real estate loans	$9,582	$18,352	$1,250	$1,070	$30,254
Multi-family real estate loans	457	17,199	2,981	-	20,637
Commercial real estate loans	8,676	52,781	10,257	-	71,714
Land and construction	350	4,400	-	-	4,750
Commercial	1,350	20,499	-	-	21,849
Consumer	-	5,015	—	700	5,715

Total loans	20,415	118,246	14,488	1,770	154,919

Securities (2)	1,296	-	1,524	19,472	22,292
Interest-bearing deposits in banks	29,106	-	-	-	29,106
Federal Home Loan Bank stock	1,092	-	-	-	1,092

Total rate-sensitive assets	51,909	118,246	16,012	21,242	207,409

Deposit accounts (3):
Money-market deposits	82,190	—	—	-	82,190
Interest-bearing checking deposits	27,804	—	—	-	27,804
Savings deposits	710	—	—	-	710
Time deposits	17,471	4,272	—	-	21,743

Total deposits	128,175	4,272	—	-	132,447

Federal Home Loan Bank advances	5,000	14,000	4,000	-	23,000
Junior subordinated debenture	2,068	-	-	-	2,068
Total rate-sensitive liabilities	135,243	18,272	4,000	-	157,515
				-
GAP (repricing differences)	$(83,334)	$99,974	$12,012	$21,242	$49,894

Cumulative GAP	$(83,334)	$16,640	$28,652	$49,894

Cumulative GAP/total assets	(35.44)%	7.08%	12.19%	21.22%

(1)	In preparing the table above, adjustable-rate loans are included in the period in which the interest rates are next scheduled to adjust rather than in the period in which the loans mature. Fixed-rate loans are scheduled, including repayment, according to their maturities.

(2)	Securities are scheduled through the repricing date.

(3)	Money-market, interest-bearing checking and savings deposits are regarded as readily accessible withdrawable accounts. Time deposits are scheduled through the maturity dates.

The following table sets forth loan maturities by type of loan at December 31, 2020 (in thousands):

	One Year or Less	After One But Within Five Years	After Five Years	Total

Residential real estate	$1,904	$604	$27,746	$30,254
Multi-family real estate	-	22	20,615	20,637
Commercial real estate	2,665	6,771	62,278	71,714
Land and construction	-	3,850	900	4,750
Commercial	94	21,110	645	21,849
Consumer	-	5,015	700	5,715

Total	$4,663	$37,372	$112,884	$154,919

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The following table sets forth the maturity or repricing of loans by interest type at December 31, 2020 (in thousands):

	One Year or Less	After One But Within Five Years	After Five Years	Total
Fixed interest rate	$19,871	$88,550	$3,937	$112,358
Variable interest rate	3,599	26,354	12,608	42,561

Total	$23,470	$114,904	$16,545	$154,919

Scheduled contractual principal repayments of loans do not reflect the actual life of such assets. The average life of loans is substantially less than their average contractual terms due to prepayments. In addition, due-on-sale clauses on loans generally give us the right to declare a conventional loan immediately due and payable in the event, among other things, that the borrower sells real property subject to a mortgage and the loan is not repaid. The average life of mortgage loans tends to increase, however, when current mortgage loan rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgages are substantially higher than current mortgage rates.

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, unused lines of credit, and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amounts recognized in the consolidated balance sheet. The contractual amounts of those instruments reflect the extent of the Company’s involvement in particular classes of financial instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed-expiration dates or other termination clauses and may require payment of a fee. Since certain commitments expire without being drawn upon, the total committed amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary in order to extend credit, is based on management’s credit evaluation of the counterparty.

A summary of the contractual amounts of the Company’s financial instruments with off-balance sheet risk at December 31, 2020 follows (in thousands):

Commitments to extend credit	$5,790

Unused lines of credit	$9,624

Standby letters of credit	$4,550

The following is a summary of the Company’s on-balance sheet contractual obligations at December 31, 2020 (in thousands):

		Payments Due by Period
		Less	1-3	3-5	More
Contractual Obligations	Total	Than 1 Year	Years	Years	Than 5 Years
Federal Home Loan Bank advances	$23,000	$5,000	$—	$14,000	$4,000
Junior subordinated debenture	2,068	—	—	—	2,068
Operating lease liabilities	998	163	253	185	397

Total	$26,066	$5,163	$253	$14,185	$6,465

Deposits

Deposits traditionally are the primary source of funds for the Company’s use in lending, making investments and meeting liquidity demands. The Company has focused on raising time deposits primarily within its market area, which is the tri-county area of Broward, Miami-Dade and Palm Beach counties. However, the Company offers a variety of deposit products, which are promoted within its market area. Deposits increased $89.3 million in 2020. The increase in deposit balances primarily consisted of increases of $47.7 million in noninterest-bearing demand deposits and $55.2 million in NOW and money-market deposits. Time deposits decreased by $13.6 million during 2020.

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The following table displays the distribution of the Company’s deposits at December 31, 2020, 2019 and 2018 (in thousands):

	2020		2019		2018
		% of		% of		% of
	Amount	Deposits	Amount	Deposits	Amount	Deposits
Noninterest-bearing demand deposits	$58,312	30.5%	$10,545	10.4	$9,638	15.45%
Interest-bearing demand deposits	27,803	14.6%	6,928	6.83	20,450	32.79
Money-market deposits	82,191	43.1%	48,092	47.44	5,675	9.1
Savings	710	0.4%	455	0.45	557	0.89

Subtotal	169,016	88.6%	$66,020	65.12	$36,320	58.23%

Time deposits:
0.00% – 0.99%	12,895	6.7%	$3,407	3.36	$2,669	4.28%
1.00% – 1.99%	7,987	4.2%	5,172	5.11	10,113	16.21
2.00% – 2.99%	861	0.5%	26,773	26.41	13,276	21.28

Total time deposits (1)	21,743	11.4%	35,352	34.88	26,058	41.77

Total deposits	$190,759	100%	$101,372	100%	$62,378	100%

(1) Includes Individual Retirement Accounts (IRA’s) totalling $2,000,000 and $2,221,000 at December 31, 2020 and 2019, respectively, all of which are in the form of time deposits.

Time Deposits of $250,000 or more, or Jumbo Time Deposits, are generally considered a more unpredictable source of funds. The following table sets forth the Company’s maturity distribution of time deposits of $250,000 or more at December 31, 2020 and 2019 (in thousands):

	At December 31,
	2020	2019

Due three months or less	$825	$1,378
Due more than three months to six months	—	795
More than six months to one year	930	2,492
One to five years	787	258

Total	$2,542	$4,923

Analysis of Results of Operations

The Company’s profitability depends to a large extent on net interest income, which is the difference between the interest received on earning assets, such as loans and securities, and the interest paid on interest-bearing liabilities, principally deposits and borrowings. Net interest income is determined by the difference between yields earned on interest-earning assets and rates paid on interest-bearing liabilities (“interest-rate spread”) and the relative amounts of interest-earning assets and interest-bearing liabilities. The Company’s interest-rate spread is affected by regulatory, economic, and competitive factors that influence interest rates, loan demand, and deposit flows. The Company’s results of operations are also affected by the provision for loan losses, operating expenses such as salaries and employee benefits, occupancy and other operating expenses including income taxes, and noninterest income such as loan prepayment fees.

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The following table sets forth, for the periods indicated, information regarding (i) the total dollar amount of interest income from interest-earning assets and the resultant average yield; (ii) the total dollar amount of interest expense on interest-bearing liabilities and the resultant average cost; (iii) net interest income; (iv) interest rate spread; and (v) net interest margin. Average balances are based on average daily balances (dollars in thousands):

	Year Ended December 31,
	2020			2019			2018
		Interest	Average		Interest	Average		Interest	Average
	Average	And	Yield/	Average	And	Yield/	Average	And	Yield/
	Balance	Dividends	Rate	Balance	Dividends	Rate	Balance	Dividends	Rate
Interest-earning assets:
Loans	130,704	6,413	4.91%	$86,867	4,693	5.4%	$74,598	$3,912	5.24%
Securities	11,722	192	1.64%	11,465	245	2.14	10,494	232	2.21
Other interest-earning assets (1)	16,744	105	0.63%	9,970	236	2.37	4,811	148	3.08

Total interest-earning assets/interest income	159,170	6,710	4.21%	108,302	5,174	4.78	89,903	4,292	4.78%

Cash and due from banks	11,383			2,130			1,676
Premises and equipment	1,660			2,915			2,676
Other assets	1,428			(983)			(1,985)

Total assets	173,641			$112,364			$92,270

Interest-bearing liabilities:
Savings, NOW and money-market deposits	79,635	750	0.94%	$44,494	805	1.81	$22,000	175	0.8
Time deposits	29,198	527	1.80%	30,733	698	2.27	23,032	335	1.45
Borrowings (4)	25,079	443	1.76%	18,142	543	2.99	29,213	736	2.52

Total interest-bearing liabilities/interest expense	133,912	1,720	1.28%	93,369	2,046	2.19	74,245	1,246	1.68

Noninterest-bearing demand deposits	27,439			11,557			11,893
Other liabilities	2,208			2,279			2,105
Stockholders’ equity	10,082			5,159			4,027

Total liabilities and stockholders’ equity	173,641			$112,364			$92,270

Net interest income		4,990			3,128			$3,046

Interest rate spread (2)			2.93%			2.59			3.1

Net interest margin (3)			3.14%			2.89			3.39

Ratio of average interest-earning assets to average interest- bearing liabilities			1.19			1.16			1.21

(1)	Includes interest-earning deposits with banks, Federal funds sold and Federal Home Loan Bank stock dividends.

(2)	Interest rate spread represents the difference between average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(3)	Net interest margin is net interest income divided by average interest-earning assets.

(4)	Includes Federal Home Loan Bank advances and the junior subordinated debenture.

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Rate/Volume Analysis

The following tables set forth certain information regarding changes in interest income and interest expense for the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) changes in rate (change in rate multiplied by prior volume), (2) changes in volume (change in volume multiplied by prior rate) and (3) changes in rate-volume (change in rate multiplied by change in volume) (in thousands):

	Year Ended December 31, 2020 versus 2019 Increases (Decreases) Due to Change In:
	Rate	Volume	Rate/ Volume	Total
Interest-earning assets:
Loans	$(431)	$2,369	$(218)	$1,720
Securities	(58)	5	(2)	(55)
Other interest-earning assets	(173)	159	(118)	(132)

Total interest-earning assets	(662)	2,533	(338)	1,533

Interest-bearing liabilities:
Savings, NOW and money-market	(386)	635	(305)	(56)
Time deposits	(144)	(35)	7	(172)
Other	(224)	210	(86)	(100)

Total interest-bearing liabilities	(754)	810	(384)	(328)

Net interest income	$92	$1,723	$46	$1,861

	Year Ended December 31, 2019 versus 2018 Increases (Decreases) Due to Change In:
	Rate	Volume	Rate/ Volume	Total
Interest-earning assets:
Loans	$118	$643	$20	$781
Securities	(8)	22	(1)	13
Other interest-earning assets	(34)	159	(37)	88

Total interest-earning assets	76	824	(18)	882

Interest-bearing liabilities:
Savings, NOW and money-market	223	179	228	630
Time deposits	188	112	63	363
Other	138	(279)	(52)	(193)

Total interest-bearing liabilities	549	12	239	800

Net interest (expense) income	$(473)	$812	$(257)	$82

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Financial Condition as of December 31, 2020 Compared to December 31, 2019

The Company’s total assets at December 31, 2020, were $235.1 million, an increase of $108.3 million from December 31, 2019. The increase of $108.3 in total assets was primarily consisted of increases of $45.6 million in cash and cash equivalents, $11 million in debt securities and $50.2 million in net loans. The Company experienced growth across the various loan types due to new organic originations. The increase in loans consisted to increases of $12.2 million in multi-family real estate loans, $16 million in commercial real estate loans and $17.3 million in commercial loans.

The Company’s total liabilities at December 31, 2020, were $217.2 million, an increase of $97.7 million from December 31, 2019. The increase of $97.7 million in total liabilities was mainly due to a an increase of $89.3 million in total deposits and an increase of $10 million in Federal Home Loan Bank advances.

The Company’s total stockholders’ equity at December 31, 2020, were $17.8 million, an increase of $10.6 million. The increase of $10.6 was principally due to the issuance of 400 shares of Series B Participating Preferred Stock for an aggregate amount of $10 million.

At December 31, 2020, the Bank had a Tier 1 leverage ratio of 9%. The Company’s capital was enhanced during 2020 through the issuance of common stock and preferred stock, consisting of $540,000 from the sale of common stock, $10,000,000 from the sale of preferred stock, $219,000 from the issuance of common stock to a director and an executive officer as compensation for services, and $514,000 from the issuance of common stock in exchange for Trust Preferred Securities.

Junior Subordinated Debenture. In 2004, the Company formed OptimumBank Capital Trust I (the “Trust’’) for the purpose of raising capital through the sale of trust preferred securities. At that time, the Trust raised $5,155,000 through the sale of 5,000 trust preferred securities (the “Trust Preferred Securities”) to a third party investor and the issuance of 155 common trust securities to the Company.

The Trust utilized the proceeds of $5,155,000 to purchase a junior subordinated debenture from the Company (the “Junior Subordinated Debenture”). Under the Junior Subordinated Debenture, the Company is required to make interest payments on a periodic basis and to pay the outstanding principal amount plus accrued interest on October 7, 2034.

In May 2018, Preferred Shares, LLC (the “Purchaser”) acquired all 5,000 of the Trust Preferred Securities from a third party. The Purchaser is an affiliate of a director of the Company. The Purchaser has subsequently sold and/or transferred 3,087 of the Trust Preferred Securities to unaffiliated third parties.

The Company has been in default under the Junior Subordinated Debenture due to the failure to pay interest since 2015. In September 2020, the Company paid approximately $1.1 million to the holders of the outstanding Trust Preferred Securities, which represented all accrued interest through September 2020 under the Junior Subordinated Debenture attributable to the Trust Preferred Securities that had not been cancelled. The coupon interest rate floats quarterly at the three-month LIBOR rate plus 2.45% (2.68% at December 31, 2020).

During 2018, the Company issued 301,778 shares of the Company’s common stock in exchange for 694 Trust Preferred Securities.  For accounting purposes, the Trust Preferred Securities acquired by the Company were deemed to be cancelled.  As a result, the Company cancelled $694,000 in principal amount of the Trust Preferred Securities, together with accrued interest of $211,000, and increased its stockholders’ equity by the same amount.

During 2019, the Company issued 924,395 shares of the Company’s common stock in exchange for 1,881 Trust Preferred Securities.  For accounting purposes, the Trust Preferred Securities acquired by the Company were deemed to be cancelled.  As a result, the Company cancelled $1,881,000 in principal amount of the Trust Preferred Securities, together with accrued interest of $763,000, and increased its stockholders’ equity by the same amount.

During December 2020, the Company issued 171,500 shares of the Company’s common stock in exchange for 512 Trust Preferred Securities. For accounting purposes, the Trust Preferred Securities acquired by the Company were deemed to be cancelled. As a result, the Company cancelled $512,000 in principal amount of the Trust Preferred Securities, together with accrued interest of $2,000, and increased its stockholders’ equity by the same amount.

The principal owed by the Company in connection with the Junior Subordinated Debenture was $2,068,000 at December 31, 2020 and $2,580,000 at December 31, 2019. The accrued interest owed by the Company associated with the Junior Subordinated Debenture was $30,000 and $995,000 at December 31, 2020 and December 31, 2019 respectively. The accrued interest is presented on the accompanying consolidated balance sheet under the caption “Other liabilities”.

Results of Operations for Year Ended December 31, 2020 Compared to Year Ended December 31, 2019

	Years Ended		Increase /
	December 31,		(Decrease)
(dollars in thousands)	2020	2019	Amount	Percentage
Total interest income	$6,710	$5,174	$1,536	30%
Total interest expense	1,720	2,046	(326)	(16)%
Net interest income	4,990	3,128	1,862	60%
(Provision) credit for loan losses	(1,020)	79	(1,099)	(1391)%
Net interest income after (provision) credit for loan losses	3,970	3,207	763	24%
Total noninterest income	294	182	112	62%
Total noninterest expenses	5,046	4,541	505	11%
Net loss before income tax benefit	(782)	(1,152)	370	(32)%
Income tax benefit	-	(52)	52	(100)%
Net Loss	$(782)	$(1,100)	318	(29)%
Net loss per share - Basic and diluted	$(0.27)	$(.58)

Net Loss. The Company had a net loss of ($782,000) for the year ended December 31, 2020 compared to a net loss of ($1,100,000) for the year ended December 31, 2019. The Company recorded provision for loan losses amounting to $1,020,000 during year ended December 31, 2020, which was largely due to the economic environment associated with the COVID-19 pandemic and related charge offs. The Company recorded a recovery of provision for loan losses amounting to $79,000 during the year ended December 31, 2019. Excluding the (provision) credit for loan losses, the Company would have had net earnings of $238,000 for the year ended December 31, 2020 and a net loss of ($1,179,000) for the year ended December 31, 2019. Excluding the (provision) credit for loan losses, net loss decreased $1,417,000 for the year ended December 31, 2020 compared to the year ended December 31, 2019.

Interest Income. Interest income increased to $1.5 million for the year ended December 31, 2020 from $5.2 million for the year ended December 31, 2019, primarily due to an increase in loan volume.

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Interest Expense. Interest expense on deposits and borrowings decreased $326,000 to $1,720,000 for the year ended December 31, 2020 compared to the prior year. The decrease in interest expense was caused by a reduction in interest rates paid on deposits and borrowings offset by volume increases in deposits and borrowings.

Provision for Loan Losses. The provision for losses during the year ended December 31, 2020 amounted to $1,020,000. The provision for loan losses is charged to operations in order to bring the total allowance for loan losses to a level deemed appropriate by management to absorb losses inherent in the portfolio at December 31, 2020 and 2019. Management’s periodic evaluation of the adequacy of the allowance is based upon historical experience, the volume and type of lending conducted by us, adverse situations that may affect the borrower’s ability to repay, estimated value of the underlying collateral, loans identified as impaired, general economic conditions, particularly as they relate to our market areas, and other factors related to the estimated collectability of our loan portfolio. The allowance for loan losses totalled $1.9 million or 1.23% of loans outstanding at December 31, 2020, as compared to $2.0 million or 1.93% of loans outstanding at December 31, 2019.

Noninterest Income. Total noninterest income increased by $112,000 for the year ended December 31, 2020, from $182,000 for the year ended December 31, 2019. The increase is primarily related to service charges on deposits.

Noninterest Expenses. Total noninterest expenses increased $505,000 to $5 million for the year ended December 31, 2020 compared to $4.5 million for the year ended December 31, 2019 primarily due to an increase in salaries and employee benefits and occupancy and equipment.

COVID-19 Related Loan Data

Loan Forbearance. During the year ended December 31, 2020 we granted 180-day forbearances on 60 loans totalling $43.8 million. At December 31, 2020, we have no loans under forbearances as all of the 60 loans exited the forbearance program and resumed their regular payments as scheduled.

Paycheck Protection Program (“PPP”). We closed 204 PPP loans totaling $19.2 million during the year ended December 31, 2020.

Impact of Inflation and Changing Prices

The consolidated financial statements and related data presented herein have been prepared in accordance with accounting principles generally accepted in the United States of America, which requires the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, substantially all of the Bank’s assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on its performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services, since such prices are affected by inflation to a larger extent than interest rates.

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UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Basis of Presentation

The Unaudited Pro Forma Consolidated Financial Statements have been prepared based on the following assumptions:

● That the proposed exchange offer described in this proxy statement was consummated on January 1, 2020.

● That proposed exchange offer resulted in the issuance of 700,000 shares of the Company’s common stock for 1,445 Trust Preferred Securities.

The calculation of the number of Trust Preferred Securities acquired in the proposed exchange offer was based on an assumed price of $2.86 per common share (which was the closing market price of the Company’s common stock as of December 27, 2020, the last trading day preceding January 1, 2020). Under the terms of the proposed exchange offer, the Company would issue up to 700,000 shares at a price equal to the lower of $2.86 per share or the closing market price of the Company’s common stock on the expiration date of the exchange offer. Assuming that the Company had completed the proposed exchange offer on January 1, 2020, then the Company would have issued 700,000 shares with a value of $2,002,000 for 1,445 Trust Preferred Securities based on the outstanding balance of $1,386 per Trust Preferred Security on that date.

These unaudited pro forma consolidated financial statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2020, all of which are included in this proxy statement.

The pro forma information is not necessarily indicative of what the Company’s financial position and results of operations would have actually been had the exchange offer been consummated on January 1, 2020 at the assumed level.

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OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Pro Forma Consolidated Balance Sheet

As of December 31, 2020

(Dollars in thousands, except per share amounts)

	Actual	Pro Forma Adjustments	Pro Forma
Assets:
Cash and due from banks	$25,523	$1,092	$26,615
Interest-bearing deposits with banks	29,106	-	29,106
Total cash and cash equivalents	54,629	1,092	55,721
Debt securities available for sale	18,893	-	18,893
Debt Securities held-to-maturity	3,399	-	3,399
Loans, net of allowance for loan losses	152,469	-	152,469
Federal Home Loan Bank stock	1,092	-	1,092
Premises and equipment, net	2,317	-	2,317
Accrued interest receivable	1,336	-	1,336
Other assets	977	-	977

Total assets	$235,112	$1,092	$236,204
Liabilities and Stockholders’ Equity:

Liabilities:
Noninterest-bearing demand deposits	58,312	-	58,312
Savings, NOW and money-market deposits	110,704	-	110,704
Time deposits	21,743	-	21,743

Total deposits	190,759	-	190,759

Federal Home Loan Bank advances	23,000	-	23,000
Junior subordinated debenture	2,068	(1,445)	623
Official checks	142	-	142
Other liabilities	1,309	474	1,783

Total liabilities	217,278	(971)	216,307

Commitments and contingencies
Stockholders’ equity:
Common stock	32	7	39
Additional paid-in capital	50,263	2,056	52,319
(Accumulated deficit) Retained earnings	(32,392)	70	(32,322)
Accumulated other comprehensive loss	(69)	-	(69)

Total stockholders’ equity	17,834	2,063	19,897
Total liabilities and stockholders’ equity	$235,112	$1.092	$236,204

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OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2020

(Dollars in thousands, except per share amounts)

		Pro Forma
	Actual	Adjustments	Pro Forma
Interest income:
Loans	$6,413	$-	$6,413
Debt securities	192	-	192
Other	105	-	105

Total interest income	6,710	-	6,710

Interest expense:
Deposits	1,277	-	1,277
Borrowings	443	(61)	382

Total interest expense	1,720	(61)	1,659

Net interest income	4,990	61	5,051

Provision for loan losses	1,020	-	1,020

Net interest income after credit for loan losses	3,970	61	4,031

Noninterest income:
Service charges and fees	272	-	272

Other	22	-	22

Total noninterest income	294	-	294

Noninterest expenses:
Salaries and employee benefits	2,324	-	2,324
Occupancy and equipment	570	-	570
Data processing	546	-	546
Professional fees	558	-	558

Insurance	85	-	85
Other	963	-	963

Total noninterest expenses	5,046	-	5,046

Net loss before income tax benefit	(782)	61	(721)

Income tax benefit	-	-	-

Net earnings	$(782)	$61	$(721)

Net earnings per share:
Basic and diluted	$(0.27)		$(0.20)

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OPTIMUMBANK HOLDINGS, INC. AND SUBSIDIARY

Notes to Pro Forma Consolidated Financial Statements (Unaudited)

For purposes of preparing the Unaudited Pro Forma Consolidated Financial Statements, the consummation of the exchange offer is assumed to have occurred on January 1, 2020. As a result, it is assumed that 700,000 shares of common stock were issued on January 1, 2020 at an assumed price of $2.86 in exchange for 1,445 Trust Preferred Securities, with a face value of $1,445,000 and accrued interest as of such date of $557,000. These unaudited pro forma consolidated financial statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2020.

Pro Forma Adjustments

Other Liabilities

The pro forma adjustments to other liabilities on the Unaudited Pro Forma Consolidated Balance Sheets reflect the interest associated with the assumed acquisition of 1,445 Trust Preferred Securities.

Common Stock and Paid-in Capital

The pro forma adjustments to common stock and paid-in capital on the Unaudited Pro Forma Consolidated Balance Sheets reflect the assumed issuance of 700,000 shares of common stock in the exchange offer.

(Accumulated Deficit) Retained Earnings

The pro forma adjustments to (accumulated deficit) retained earnings on the Unaudited Pro Forma Consolidated Balance Sheets reflect the interest expense reduced as a result of the assumed acquisition of 1,445 Trust Preferred Securities in the exchange offer.

Borrowings Interest Expense

The pro forma adjustments to borrowings interest expense on the Unaudited Pro Forma Consolidated Statements of Operations reflect the interest expense reduced due to the assumed acquisition of 1,445 Trust Preferred Securities in the exchange offer.

Net (Loss) Income per Share – Basic and Diluted

The pro forma adjustments to net (loss) income per share – basic and diluted on the Unaudited Pro Forma Consolidated Statements of Operations reflect the increased weighted average shares of common stock outstanding due to the assumed issuance of 700,000 shares pursuant to the exchange offer. The weighted average shares were adjusted as follows:

	As Reported	Shares Issued	Pro Forma
December 31, 2020	3,203,455	700,000	3,903,455

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